UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Laboratory Corporation of America Holdings

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PROXY STATEMENT

2019 Annual Meeting of Shareholders

May 9, 2019

Laboratory Corporation of America® Holdings 358 South Main Street Burlington, NC 27215 Telephone: 336-229-1127 March 29, 2019

Dear Shareholder:

I am pleased to report that Laboratory Corporation of America Holdings had another record year in 2018, with strong operational and financial performance across a broad range of measures. We are also seeing that the power of our integrated Diagnostic-Drug Development business is translating into unique solutions for patients, customers, and partners, positioning us to deliver healthcare innovation, growth and shareholder value in the years ahead.

I hope you will join us for the 2019 Annual Meeting of Shareholders of Laboratory Corporation of America Holdings, which will be held on Thursday, May 9, 2019 at 9:00 a.m. The 2019 Annual Meeting will be a virtual meeting of shareholders to be held over the Internet, during which you will be able to vote your shares electronically and submit your questions during the live webcast of the meeting.

At the 2019 Annual Meeting, we will ask you to (1) elect nine director nominees named in the attached proxy statement to our Board of Directors, (2) approve, on a non-binding advisory basis, executive compensation, and (3) ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2019. We will also discuss any other business matters properly brought before the meeting.

In reviewing the Proxy Statement, you will find detailed information beginning on page 21 about the qualifications of our director nominees and why we believe they are the right people to represent you.

As discussed in our Compensation Discussion and Analysis, which begins on page 28, we continue to maintain an executive compensation program that creates strong alignment between our executives’ pay and the performance of the Company. Our compensation program continually evolves to better align with our changing business and industry, as well as to reflect input we have received from our shareholders. The Board believes our current compensation program, which is focused on performance-based and variable compensation, incentivizes our management team to execute on our strategic goals and is strongly aligned with the interests of our shareholders.

As part of our ongoing shareholder engagement efforts, since our 2018 Annual Meeting of Shareholders, senior management engaged with shareholders representing more than 75 percent of the Company’s outstanding shares. Discussions with our shareholders were primarily focused on a review of our performance and differentiated capabilities, our transformational strategy to become a leading global life sciences company, our corporate governance practices, including tenure, diversity and environmental practices, cybersecurity and our executive compensation program. We value our shareholders’ input and perspectives and we continuously strive to increase our level of shareholder engagement, including by involving our Lead Independent Director as well as other members of the board of directors in meetings with our largest shareholders. Our directors who do not directly participate in these meetings still receive the benefit of our shareholders’ perspectives because we regularly report to our Board on the input received.

Your vote is very important to us. Whether or not you plan to participate in the 2019 Annual Meeting, it is important that your shares are represented and voted at the meeting. I urge you to promptly vote and submit your proxy via the Internet, by phone, or, if you receive paper copies of the proxy materials by mail, by following the instructions on the proxy card or voting instruction card.

On behalf of the Board of Directors, I would like to express our appreciation for your continued investment in LabCorp. We look forward to your participation during the 2019 Annual Meeting.

Sincerely,

David P. King

Chairman of the Board,

President and Chief Executive Officer

Notice of 2019 Annual Meeting

of Shareholders

Thursday, May 9, 2019

9:00 a.m., Eastern Daylight Time

The 2019 Annual Meeting will be a virtual meeting of shareholders to be held as a live webcast over the Internet at www.virtualshareholdermeeting.com/LH2019.

ITEMS OF BUSINESS:

1.	To elect nine directors from among the nominees named in the attached Proxy Statement.

2.	To approve, on a non-binding advisory basis, executive compensation.

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2019.

4.	To consider any other business properly brought before the 2019 Annual Meeting.

RECORD DATE:

March 22, 2019. Only shareholders of record at the close of business on the record date are entitled to receive notice of, and to vote at, the 2019 Annual Meeting.

PROXY VOTING:

Your vote is important. We encourage you to mark, date, sign and return the enclosed proxy/voting instruction card or, if you prefer, to vote by telephone or by using the Internet.

March 29, 2019

By Order of the Board of Directors

Sandra D. van der Vaart

Secretary

Important notice regarding the availability of proxy materials for the 2019 Annual Meeting of Shareholders to be held on May 9, 2019. Our Proxy Statement and Annual Report to Shareholders are available at www.proxyvote.com.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Shareholders

Date and Time:	9:00 a.m. on Thursday, May 9, 2019, Eastern Daylight Time

Virtual Meeting Location on the Internet:	www.virtualshareholdermeeting.com/LH2019

Record Date:	March 22, 2019

Mailing Date:	This proxy statement was first mailed or made available to shareholders on or about March 29, 2019.

Voting:	Shareholders as of the Record Date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on.

Voting Matters and Vote Recommendation (page 6)

The following table summarizes the proposals to be considered at the 2019 Annual Meeting and the Board’s voting recommendation with respect to each proposal.

PROPOSALS	BOARD VOTE RECOMMENDATION

Election of Directors	FOR EACH NOMINEE
Advisory Vote to Approve Executive Compensation	FOR
Ratification of PricewaterhouseCoopers LLP as Independent Auditor for 2019	FOR

How to Cast Your Vote (page 7)

You can cast your votes by any of the following methods:

•	Internet (www.proxyvote.com) until 11:59 p.m., Eastern Daylight Time on Wednesday, May 8, 2019;

•	Telephone (1-800-690-6903) until 11:59 p.m., Eastern Daylight Time on Wednesday, May 8, 2019;

•	Completing, signing and returning your proxy card or voting instruction card so that it is received before the polls close on Thursday, May 9, 2019; or

•	Participating in the 2019 Annual Meeting – whether you are a shareholder of record or hold your shares in “street name,” you may vote online at the 2019 Annual Meeting.

You will need to enter your 16-digit control number (included in your Notice, your proxy card or the voting instructions that accompanied your proxy materials) to vote your shares at the 2019 Annual Meeting. Instructions on how to attend the 2019 Annual Meeting live over the Internet, and how to vote your shares during the 2019 Annual Meeting, are posted at www.virtualshareholdermeeting.com/LH2019. Shareholders with questions regarding how to attend and participate in the 2019 Annual Meeting live over the Internet, and how to vote during the 2019 Annual Meeting, may call 1-855-449-0991 on the 2019 Annual Meeting date.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	1

PROXY SUMMARY

Corporate Governance (page 9)

LabCorp is committed to strong corporate governance practices, including:

Our Commitment to Strong Corporate Governance Policies:

✓	Annual election of directors by majority vote	✓	A strong Lead Independent Director
✓	Majority voting in uncontested director elections	✓	Anti-Hedging, Clawback and Anti-Pledging policies
✓	All independent directors, excluding our CEO	✓	Shareholder proxy access right
✓	100% independent Board Committees	✓	Robust director stock ownership guidelines
✓	Annual Board and Committee self-assessments	✓	Active shareholder engagement

Director Nominees (page 21)

The following table provides summary information about each director nominee.

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT

David P. King	62	2007	Chairman, President & CEO, Laboratory Corporation of America Holdings
Kerrii B. Anderson	61	2006	Former CEO, Wendy’s International, Inc.	✓
Jean-Luc Bélingard	70	1995	Former Chairman, bioMérieux, Vice President, Institut Mérieux	✓
D. Gary Gilliland	64	2014	President and Director of the NCI-designated Fred Hutchinson Cancer Research Center in Seattle, WA	✓
Garheng Kong	43	2013	Managing Partner, Sofinnova HealthQuest Capital	✓
Peter M. Neupert	63	2013	Former Operating Partner, Health Evolution Partners, Inc.	✓
Richelle P. Parham	51	2016	General Partner, Camden Partners	✓
Adam H. Schechter	54	2013	Former Executive Vice President, Merck & Co., Inc.	✓
R. Sanders Williams	70	2007

President Emeritus, Gladstone Institutes, Professor of Medicine, University of California San Francisco, Professor of Medicine, Duke University, Senior Advisor for Science and Technology, Duke University

				✓

Executive Compensation (page 28; 47)

Pay for Performance (page 30)

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased revenue, adjusted earnings per share (“EPS”), adjusted operating income, and relative total shareholder return compared to the peer group of companies we use for compensation purposes. Our compensation program rewards our executives for achieving strategic objectives. A majority of the value of our executives’ compensation opportunity (57-60%), including performance-based cash compensation and performance shares, is subject to the achievement of Company and individual objectives, which provides a strong incentive to drive Company performance and increase shareholder value.

Last year, our annual advisory vote on executive compensation received support from approximately 95 percent of the shares represented at the 2018 Annual Meeting and entitled to vote. We are committed to refining our compensation program to incentivize our leaders and align with our strategy, the key value drivers of our business and the expectations of our shareholders. We regularly seek input from our shareholders and this input is incorporated in the Compensation Committee’s annual review of our compensation program.

2	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

PROXY SUMMARY

2018 Executive Total Compensation Mix (page 30)

The Compensation Committee takes several factors into consideration when setting executive compensation levels, including:

•	alignment of compensation with growth drivers of the Company’s business;

•	competitive data and emerging best practices in executive compensation presented by its independent consultant; and

•	input from shareholders.

While the Committee sets total target compensation (base salary plus the target amounts under our annual cash incentive and long-term incentive arrangements) to be competitive in relation to the median peer compensation as reflected in data provided by its independent consultant, the Committee places greater emphasis on the variable or at-risk portion of compensation versus fixed compensation.

For 2018, approximately 75 percent of Mr. King’s total target compensation was performance-based and at-risk. For the other Named Executive Officers (“NEOs”), approximately 69 percent of the average total target compensation was performance-based and at-risk. In 2018, an additional approximately 15 percent of our CEO’s total target compensation and an additional approximately 12 percent of the average total target compensation for our other NEOs was variable and based on the performance of the Company’s stock. The charts below show the mix of pay elements included in total compensation opportunities for 2018 for our Chief Executive Officer and an average for our other NEOs:

(1)	Pay mix totals do not include a special retention restricted stock award with an approximate value of $2,000,000 to Mr. Ratliff.

Advisory Vote to Approve Executive Compensation (page 59)

We ask that our shareholders approve the advisory resolution on executive compensation. The Compensation Committee has continuously evolved our compensation program to enhance the alignment of our program with the strategic goals of the Company and reflect the input we have received from our shareholders. The Compensation Committee continuously improves the compensation program by designing management incentives that create strong alignment between compensation, the performance of the Company and the interests of shareholders. In 2017, for instance, the Company for the first time since 2012 included in its mix of long-term equity awards non-qualified stock

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	3

PROXY SUMMARY

options, to further align long-term incentive compensation with our shareholders’ interest in stock price appreciation. We have also adopted many market-leading compensation practices to further align the interests of our executives with those of our shareholders:

•	Robust stock ownership guidelines (6x base salary for CEO);

•	Prohibition on pledging and hedging Company stock;

•	Fully performance-based annual incentive program;

•	Incentive plan directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements;

•	Limited perquisites;

•	No tax gross-ups;

•	“Double trigger” change-in-control provisions;
•	Performance oriented mix of long-term incentives with performance shares (60 percent of targeted grant value), non-qualified stock options (20 percent of targeted grant value) and restricted stock units (20 percent of targeted grant value) with multi-year vesting;

•	If the Company were to declare dividends, dividends would only be paid on performance shares to the extent performance targets are achieved;

•	Three-year performance measurement period for performance shares; and

•	Implementation of the Clawback Policy.

Auditors (page 62)

We ask that our shareholders ratify the selection of PricewaterhouseCoopers LLP as our independent auditor for the year ending December 31, 2019. Below is summary information about PricewaterhouseCoopers’ fees for services provided in fiscal years 2018 and 2017.

	2018	2017

Audit Fees(1)	$5,299,000	$3,484,100
Audit Related Fees(2)	$244,530	$377,750
Tax Fees(3)	$1,395,825	$1,815,288
All Other Fees(4)	$2,700	$277,700
TOTAL	$6,872,055	$5,954,838

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements. This category also includes fees billed for the audits of one of the Company’s businesses in connection with its sale.

(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the year ended December 31, 2018 and December 31, 2017 were primarily for certain accounting consultations and other assurance services.

(3)

Tax Fees for the years ended December 31, 2018 and December 31, 2017 were related to general tax consulting, tax compliance, including expatriate tax services and preparation of tax returns, tax planning insights, and tax advice. The 2018 and 2017 fees related to tax planning in conjunction with the acquisition of Chiltern.

(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees consisted of accounting research software and other services.

Proxy Statement

LabCorp is providing you with these proxy materials in connection with its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). The Notice of Internet Availability of Proxy Materials (the “Notice”), this Proxy Statement and LabCorp’s 2018 annual report on Form 10-K (the “2018 Annual Report”) were first mailed to shareholders of record on or about March 29, 2019. As used in this Proxy Statement, “LabCorp,” the “Company” and “we” may refer to Laboratory Corporation of America Holdings itself, one or more of its subsidiaries, or Laboratory Corporation of America Holdings and its consolidated subsidiaries, as applicable.

4	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

GENERAL INFORMATION

2019 Annual Meeting of Shareholders

LabCorp’s 2019 Annual Meeting is scheduled to occur on Thursday, May 9, 2019 at 9:00 a.m., Eastern Daylight Time. The 2019 Annual Meeting will be a virtual meeting and will be webcast live at www.virtualshareholdermeeting.com/LH2019. We believe that conducting the 2019 Annual Meeting as a virtual meeting will encourage higher levels of shareholder participation while also helping us reduce the financial and environmental costs associated with the 2019 Annual Meeting. Shareholders at the virtual-only meeting will have the same rights as at an in-person meeting, including the rights to vote and ask questions through the virtual meeting platform.

All owners of LabCorp’s common stock, par value $0.10 per share (the “Common Stock”), on March 22, 2019, the record date (the “Record Date”), are eligible to receive notice of, and to vote electronically at, the 2019 Annual Meeting over the Internet by using the 16-digit control number included in the Notice, proxy card or the voting instructions that accompanied these proxy materials. Representatives of PricewaterhouseCoopers LLP, independent auditor for LabCorp for the years ending December 31, 2017 and December 31, 2018, will be present at the 2019 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet or WiFi connection wherever they intend to participate in the 2019 Annual Meeting. Participants should also give themselves plenty of time to dial-in to the conference call or log in and ensure that they can hear audio prior to the start of the 2019 Annual Meeting.

If you encounter any technical difficulties with the virtual meeting platform on the meeting day, please call 855-449-0991 (Toll Free) or 720-378-5962 (International Toll) or email to investor@labcorp.com. Technical support will be available starting at 8:30 a.m. EDT on May 9, 2019.

If you wish to submit a question, you may do so in a few ways. If you want to submit a question before the meeting, then beginning March 29, 2019 and until 11:59 p.m. on May 8, 2019, you may log into www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question or comment, and click “Submit.” Alternatively, if you want to submit your question or make a comment during the meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/LH2019, type your question into the “Ask a Question” field, and click “Submit” or send your question or comment via email to investor@labcorp.com. Any emailed questions or comments will need to include your 16-digit control number in order to be addressed at the meeting.

Questions and comments submitted via the virtual meeting platform that are pertinent to meeting matters will be addressed during the meeting. It has been LabCorp’s policy to address all pertinent questions and comments during the meeting and, historically, management has been successful in doing so. In the unlikely event that the volume of questions increases to the point that time constraints prohibits LabCorp from answering all questions, then questions will be addressed by email. Consistent with LabCorp’s approach when the annual meetings were held in person, questions or comments that are not related to the proposals under discussion, are about personal concerns not shared by shareholders generally, or use blatantly offensive language may be ruled out of order. LabCorp will, however, respond to questions or comments that are not related to the proposals under discussion or are about personal concerns not shared by shareholders generally via email after the meeting.

A webcast of the 2019 Annual Meeting will be archived and accessible through December 31, 2019.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 9, 2019

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission (the “SEC”), LabCorp has elected to provide access to its proxy materials and the 2018 Annual Report over the Internet and sent the Notice to shareholders of record as of the Record Date on or about March 29, 2019. The Notice is not a form for voting and presents only an overview of the more complete proxy materials, which contain important information about the 2019 Annual Meeting. All shareholders may access the proxy materials on the website referred to in the Notice (www.proxyvote.com) and we encourage shareholders to do so prior to submitting their votes. Shareholders may request to receive a printed set of the proxy materials by following the instructions provided in the Notice.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	5

GENERAL INFORMATION

Shareholders may also request to receive future proxy materials in printed form by mail or electronically by e-mail on an ongoing basis by following the instructions on your proxy card or at www.proxyvote.com. Choosing to receive proxy materials by e-mail will save LabCorp the cost of printing and mailing documents and will reduce the impact of LabCorp’s annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Matters Subject to a Vote of the Shareholders

Current Proposals

The following matters are subject to a vote of the shareholders at the 2019 Annual Meeting:

•	Election of directors from among the nominees described in this Proxy Statement (see page 21);

•	Approval, on a non-binding advisory basis, of compensation for LabCorp’s executives (see page 59); and
•	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year ending December 31, 2019 (see page 62).

Board Recommendations

The Board of Directors of the Company (the “Board”) unanimously recommends that shareholders vote as follows:

•	“FOR” the election of each of the nominees for director;

•	“FOR” the approval, on a non-binding advisory basis, of the compensation for LabCorp’s executives; and,

•	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

Other Business

The Board does not intend to bring any other business before the 2019 Annual Meeting and is not aware of any other matters to be brought before the meeting. See the section “Other Matters” on page 67 for information about presenting proposals for the 2020 Annual Meeting. Please also see the section “Identification and Evaluation of Director Candidates” on page 13 for information about shareholder nominations to the Board.

Voting Procedures and Solicitation of Proxies

Quorum and Voting Requirements

The Board is soliciting your vote at the 2019 Annual Meeting or at any later meeting should the scheduled annual meeting be adjourned or postponed for any reason. By using a proxy, which authorizes specific people to vote on your behalf, your shares can be voted whether or not you attend the 2019 Annual Meeting. At least a majority of the total number of shares of Common Stock issued and outstanding and entitled to vote on the Record Date must be present in person or by proxy at the 2019 Annual Meeting for a quorum to be established. At the close of business on the Record Date, there were 98,678,210 shares of Common Stock issued and outstanding.

Each share of Common Stock is entitled to one vote on each of the director nominees and one vote on each other matter that is properly presented at the 2019 Annual Meeting. In accordance with LabCorp’s Amended and Restated By-Laws (the “By-Laws”), director nominees in an uncontested election must receive a majority of the votes cast to be elected, which under the By-Laws means that the number of shares voted “FOR” a director must exceed 50 percent of the votes cast with respect to that director. The Board has adopted a policy under which a director who does not receive the required vote for election as provided in the By-Laws will submit his or her resignation for consideration by the Board. The affirmative vote of a majority of shares of Common Stock represented at the 2019 Annual Meeting and entitled to vote is required for approval of the other proposals noted above. Abstentions will have no effect on the election of the directors but will have the same effect as a vote against the other proposals scheduled for the 2019 Annual Meeting.

6	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

GENERAL INFORMATION

Voting by Record Holders

If your name is registered in LabCorp’s shareholder records as the owner of shares, there are four ways that you can vote your shares:

•	Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019. Once you enter the Internet voting system, you can record, confirm and change your voting instructions.

•	By telephone. Call 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019. Once you enter the telephone voting system, a series of prompts will tell you how to record, confirm and change your voting instructions.
•	By mail. Mark your voting instructions on the proxy card (if you requested or received one), sign and date it, and return it in the prepaid envelope provided. For your mailed proxy card to be counted, it must be received before the polls close at the 2019 Annual Meeting on Thursday, May 9, 2019.

•	By participating in the 2019 Annual Meeting. Participate in the virtual 2019 Annual Meeting by visiting www.virtualshareholdermeeting.com/LH2019 and listening to the live webcast and vote your shares electronically over the Internet during the 2019 Annual Meeting. You may vote online during the 2019 Annual Meeting whether you are a shareholder of record or hold your shares through a bank, broker or other custodian (referred to as shares held in “street name”).

You may change your vote or revoke a proxy at any time prior to the 2019 Annual Meeting by:

•	Entering new instructions on either the telephone or Internet voting system before 11:59 p.m. Eastern Daylight Time on Wednesday, May 8, 2019.

•	Sending a new proxy card with a later date than the previously submitted proxy card. The new proxy card must be received before the polls close at the 2019 Annual Meeting on Thursday, May 9, 2019.
•	Writing to LabCorp at 358 South Main Street, Burlington, North Carolina 27215, Attention: Sandra D. van der Vaart, Secretary. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received before the polls close at the 2019 Annual Meeting on Thursday, May 9, 2019.

All proxies duly executed and received by LabCorp will be voted in accordance with the instructions provided by the person executing the proxy or, in the absence of any instruction, will be voted in accordance with the Board’s recommendations on each proposal. Proxies will have the discretion to vote on any other matters that come before the 2019 Annual Meeting that are not otherwise specified in the Notice.

Voting by Holders in Street Name

If you hold shares through a bank, broker or other custodian (referred to as shares held in “street name”), the custodian will provide you with a copy of the Proxy Statement and a voting instruction form. Brokers and other holders of record have discretionary authority to vote shares without instructions from beneficial owners only on matters considered “routine” by the New York Stock Exchange, such as the advisory vote on the selection of the independent auditors. On non-routine matters, such as the election of directors, these banks, brokers, and other holders of record do not have discretion to vote uninstructed shares and thus are not “entitled to vote” on such proposals, resulting in a broker non-vote for those shares. We encourage you to provide voting instructions so that your shares can be counted in the election of directors and the other matters to be considered at the 2019 Annual Meeting.

Even if your shares are held in street name, you may participate in the virtual 2019 Annual Meeting and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/LH2019, listening to the live webcast and casting your vote online. See “2019 Annual Meeting of Shareholders” for information about participating in the 2019 Annual Meeting.

Proxy Expenses

LabCorp will bear the expenses to prepare proxy materials and to solicit proxies for the 2019 Annual Meeting. LabCorp expects to reimburse banks, brokers, and other persons for their reasonable, out-of-pocket expenses in handling proxy materials for beneficial owners. LabCorp has also retained Morrow Sodali LLC for solicitation of holders

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	7

GENERAL INFORMATION

of record as well as non-objecting beneficial owners. LabCorp paid Morrow Sodali LLC a fee of approximately $9,000 for these services, plus reimbursement of expenses. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email or otherwise.

Results of the 2019 Annual Meeting

The voting results of the 2019 Annual Meeting will be disclosed no later than four business days after the 2019 Annual Meeting in a Current Report on Form 8-K filed with the SEC.

8	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

CORPORATE GOVERNANCE

We have a long-standing commitment to strong corporate governance practices. These practices provide an important framework within which our Board and management pursue the strategic objectives of LabCorp and ensure the Company’s long-term vitality for the benefit of our shareholders.

Shareholder Engagement

In 2018, we continued our active shareholder engagement program, which included participation by both management and members of our Board. In addition to our ongoing engagement with shareholders regarding operational results and business strategy, we have continued our practice of shareholder engagement to specifically discuss corporate governance, executive compensation and other matters important to our shareholders. In 2018, we engaged with shareholders that represented more than 75 percent of the Company’s outstanding shares, including over 200 one-on-one meetings and calls, to review and receive input on our corporate governance practices and executive compensation program, our performance, our differentiated and innovative solutions, and our progress in executing on our strategic priorities as a leading global life sciences company. Input received from our shareholder engagement program is reviewed with management and the Board. The Board uses this input as it considers long-term business strategy, executive compensation, corporate governance and other emerging areas of shareholder concern.

Shareholder Engagement In 2018
Types of Outreach	Key Areas of Shareholder Interest
• Healthcare and Investor Conferences and Other Presentations • Investor/Analyst Day • One-on-one meetings and calls

•   Earnings and financial performance

•   Industry dynamics, including the impact of PAMA

•   Compensation practices, specifically pay-for-performance compensation practices

•   Board recruiting, including a focus on diversity, tenure and refreshment; and cybersecurity and data protection expertise

•   Board focus on meaningful environmental/social/governance policies

•   Enterprise risk management and human capital management

In the conversations with our shareholders in 2018, many of them expressed their interest not just in our governance policies, but in our commitment to environmental and social issues. Our commitment to these issues stems from our belief that the measure of a company is not just how well it does, but how it goes about its business, how its people and customers feel about it and the mark it leaves on society. As part of our discussions with our shareholders, we reviewed our compliance and ethics program, enterprise risk management process and risk areas, human capital management initiatives and environmental and sustainability issues. During the course of 2018, we also published a Corporate Responsibility Report that addresses these matters. We encourage our shareholders to review that report and engage with us on these topics, and learn more about how we are committed not just to the business of improving health and lives, but to doing so in an ethical manner.

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CORPORATE GOVERNANCE

Board Structure and Independence

Governance Highlights
Highly Independent and Diverse Board	• Two directors, representing 25% of the non-executive directors, are female • Eight of our nine directors are independent • All Board committees are 100% independent	• Directors bring a wide array of qualifications, skills and attributes to our Board; see “Evaluation of Director Candidates” on page 13
Active Board Refreshment

•   Five directors, representing more than half of the non-executive directors, joined the Board within the last 6 years

•   New Lead Independent Director in 2019

•   New chair of Compensation Committee in 2019

•   Annual elections of all directors

•   Balanced mix of short- and long-tenured non- executive directors; average tenure of 8 years

•   Long-tenured directors in leadership roles

•   Average director age of 60

•   Majority voting for election of directors

Strong Lead Independent Director	• Active Lead Independent Director with a clearly defined role and responsibilities	• New appointment in 2019
Frequent Executive Sessions	• Non-executive directors meet regularly without management, led by our Lead Independent Director	• Executive sessions include Board and committee annual self-assessments
No Overboarding	• Three directors serve on boards of other public companies	• Seven of our nine directors serve on no more than 2 additional public company boards
Accountability and Engagement

•   Annual election of directors using majority vote standard (no staggered board); plurality standard for contested elections

•   Active shareholder engagement, with regular shareholder outreach on issues including executive compensation and governance

•   Annual Self-Assessment of performance and effectiveness conducted by the Board and each Committee

•   2018 outreach initiative to over 200 shareholders representing over 75% of voting shares, and discussions with our largest institutional holders representing over 50% of voting shares

•   The Lead Independent Director participated in meetings with top institutional investors

Proxy Access	• Proxy access allows eligible shareholders to submit nominees to be included in the Company’s Proxy Statement
Equity Ownership Guidelines	• 6x annual base salary for our Chairman and CEO	• 3x annual base salary for all executive vice presidents and 1x for all other NEOs • 5x annual base retainer for non-executive directors
Succession Planning	• The Nominating and Corporate Governance Committee has primary responsibility for CEO and key executive succession planning	• Succession and executive development are discussed with the CEO, as well as without the CEO present in executive sessions
Director Orientation and Development	• Orientation and training programs for new directors on topics that include strategic plans, financial statements, governance, and key policies and practices	• Continuing education and ongoing training for directors
Risk Management Oversight	• Board has principal responsibility for oversight of our risk management process, including data security, privacy and other ESG topics

•   The Audit, Compensation, Quality & Compliance, and Nominating and Corporate Governance Committees each have responsibility for certain risk areas as outlined under “Board’s Role in Risk Management” (page 12)

Board Composition

The cornerstone of our governance philosophy is an independent and highly qualified board of directors. All directors are elected annually by a majority of votes cast by shareholders. All Board committees are composed entirely of independent directors.

LabCorp’s By-Laws provide for a Board of no fewer than one and no more than fifteen directors and our Corporate Governance Guidelines provide for a Board size ranging from no fewer than nine directors to no more than fifteen directors. There are currently ten members of the Board, and each member is standing for election at the 2019 Annual Meeting other than Mr. Mittelstaedt. Mr. Mittelstaedt has reached the mandatory retirement age pursuant to our Corporate Governance Guidelines and is retiring from the Board upon conclusion of his term ending May 9, 2019. For more details about the nominees for directors and their biographies, please see “Proposal One: Election of Directors” (page 21).

The Board carefully evaluates each incoming director candidate based on selection criteria and overall priorities for Board composition that are periodically reviewed by the Nominating and Corporate Governance Committee with input from the rest of the directors. As our directors’ commitments change, the Board revisits their situations to ensure that they can continue to serve the best interests of the Company and our shareholders. We believe that a range of tenure among Board members from a variety of backgrounds ensures a balanced mix of longer tenured directors with deep perspectives on our business with fresh and diverse perspectives in the boardroom. Five of the eight non-employee director nominees joined the Board within the last six years.

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The following charts provide information on the expected composition of our Board if the current nominees are elected at the 2019 Annual Meeting.

We expect high standards of ethical conduct from our directors and management as described in our Corporate Governance Guidelines and Code of Conduct and Ethics. Our governance principles are available under the Corporate Governance tab of the Investor Relations page of our website at www.labcorp.com. We have included some highlights from these principles and a summary of key policies below.

Board Independence

The Board believes that a substantial majority of its members should be independent, non-employee directors. The Board has established guidelines for determining director independence that are consistent with the current listing standards of the New York Stock Exchange (the “Listing Standards”). In addition, director affiliations and transactions are regularly reviewed to ensure that there are no conflicts or relationships that might impair a director’s independence from the Company, senior management and our independent registered accounting firm as defined in the Listing Standards. Other than Mr. King, all of our current Board members and all of the nominees for director qualify as “independent” as defined in the Listing Standards.

Board Leadership

The Chairman of the Board leads the Board and oversees Board meetings and the delivery of information necessary for the Board’s informed decision making. The Chairman also serves as the principal liaison between the Board and our management. The Board determines whether the roles of Chairman and Chief Executive Officer should be separated or combined based on its judgment as to the structure that best serves the interests of the Company. The Board believes that at this time, the positions of Chairman and Chief Executive Officer should be held by the same person as this combination has and continues to serve the Company well by providing unified leadership and direction in the management of the Company, contributing to an effective long-term strategy and delivering superior performance for our shareholders.

Since 2009, the Board has also required that an independent director serve as Lead Independent Director when the Chief Executive Officer also serves as Chairman or the Chairman otherwise is not an independent director. The Lead Independent Director, among other tasks assigned in the Company’s Corporate Governance Guidelines, presides at executive sessions of the Board, serves as a liaison between the Chairman and the other directors, and advises the Chairman with respect to the schedule, agenda and information for Board meetings. The Board believes that appointing a Lead Independent Director provides an efficient and effective leadership model for the Company by fostering clear accountability, effective decision-making, alignment on corporate strategy between the Board and management and a cohesive public face for the Company’s independent Board members. From 2009 – 2018, Mr. Mittelstaedt served as our Lead Independent Director. Effective January 2, 2019, Mr. Schechter became our Lead Independent Director and meets regularly with Mr. King to review Board agendas, operations and strategic issues discussed with the Board and other matters relating to the Board’s oversight functions.

The Board holds executive sessions without Company management and non-independent director participation. These sessions are generally held at each regularly scheduled meeting of the Board and at each special meeting upon the request of a majority of the independent directors attending the special meeting. The Company’s Corporate Governance Guidelines provide that the independent directors shall meet on a periodic basis, but no fewer than five times a year on the same day as the regularly scheduled Board meetings. In 2018, Mr. Mittelstaedt, in his capacity as the Lead Independent Director, chaired five meetings of the independent and non-employee directors to discuss strategy, compensation, succession planning and other matters.

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Annual Board Self-Assessment

The Board conducts an annual self-assessment of its performance and effectiveness. The purpose of the self-assessment is to determine whether the Board and its committees are functioning effectively and to improve the performance of the Board as a unit. The self-assessment process fosters frank exchanges between directors and helps guide suggested changes or additions to committee responsibilities and operations. As part of the assessment, each director completes a detailed questionnaire developed by the Lead Independent Director. The results of the questionnaire and interview process are discussed by the Nominating and Corporate Governance Committee and are then presented to the full Board for review and discussion. In addition, each Board Committee conducts a similar self-assessment of its performance focused on the Committee’s key responsibilities. Feedback from the Committees’ self-assessments is reviewed in the applicable Committee and also presented to the full Board for review and discussion. These processes allow for each director to individually reflect on Board and Committee effectiveness as well as a collaborative discussion on performance, providing a meaningful tool to focus on individual and collective areas for improvement.

Board’s Role in Risk Management

The Board oversees management’s establishment and maintenance of the Company’s risk management processes and regularly receives direct reports from those responsible for the operations of the Company. The Board delegates certain significant functional areas of risk management to the Board’s Committees. Each Committee also conducts its own risk assessment and risk management activities throughout the year, some of which are highlighted in the “Board Committees and Their Functions” section below, and reports its conclusions to the Board.

Board
Annually assesses risks related to IT security and cybersecurity; legal and regulatory compliance, including the U.S. Foreign Corrupt Practices Act ("FCPA") and E.U. General Data Protection Regulation; strategic plans, management of operations and financial reporting; medical and scientific standards of care; and human capital management. Audit Committee Assesses major financial risk exposures and steps taken by management to address the same Reviews risks identified during the internal and external auditors' risk assessment procedures Responsible for review of cybersecurity risks, controls and procedures and plans to mitigate cybersecurity risks and respond to data breaches Compensation Committee Reviews compensation plans and practices for consistency with best practices, alignment with the shareholders' interests and support the Company's objective to attract and retain skilled and talented employees Oversees management of risks related to the Company's human capital Quality and Compliance Committee Responsible for overseeing management of risks relating to quality and compliance including operational, environmental, health and safety Oversees risks related to FCPA and data privacy, including evaluating investigation and remediation practices Periodically reviews quality and compliance policy development and training Nominating and Corporate Governance Committee Manages risks associated with corporate governance policies and practices Reviews and addresses risks related to Board and management succession planning

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Enterprise Risk Management

The Board believes that effective enterprise risk management is an integral part of Board and Committee deliberations throughout the year. The Board annually reviews the Company’s enterprise risk management process and the comprehensive assessment of key financial, operational, information technology and security, and regulatory risks identified by management, as well as mitigating practices. In addition, the Board discusses risks related to the Company’s strategic plan, competitive activities, human capital management and technological developments. The Audit Committee regularly reviews the Company’s cybersecurity and other information technology risks, controls and procedures, including plans to mitigate cybersecurity risks and respond to data breaches. The Board receives regular reports directly from officers responsible for management of operations, financial reporting, legal and regulatory compliance, information technology and security (including cybersecurity) and medical and scientific standards of care. The Board also encourages management to promote a corporate culture that integrates risk management into the Company’s corporate strategy and day-to-day business operations in a way that is consistent with the Company’s targeted risk profile.

Compensation Risk Assessment

The Compensation Committee regularly reviews the Company’s compensation policies and procedures to ensure that those practices are consistent with emerging best practices, are aligned with the shareholders’ interests and support the Company’s objective to attract and retain skilled and talented employees. Throughout the year, management reviews compensation policies, practices and changes in applicable regulations with the Compensation Committee, including the impact of the Company’s pay practices on the Company’s risk profile. The Compensation Committee also works directly with its independent compensation consultant, Frederic W. Cook (“FW Cook”), evaluating the Company’s compensation philosophy and objectives to identify potential risks in the Company’s pay practices. After reviewing FW Cook’s analysis and the Compensation Committee’s findings, the Board has concluded that our compensation policies and practices are aligned with the interests of shareholders, appropriately reward pay for performance, and do not create risks that are reasonably likely to have a material adverse effect on the Company.

Identification and Evaluation of Director Candidates

Identification of Director Candidates

The Nominating and Corporate Governance Committee recommends a slate of directors to the Board for election by the Company’s shareholders at each annual meeting of shareholders and recommends candidates to the Board to fill any vacancies. Members of the Board are encouraged to identify potential candidates and these candidates are regularly reviewed by the committee, which maintains an active list of potential Board candidates. In addition, the committee is authorized to engage professional search firms at the Company’s expense to assist with the identification, evaluation and due diligence of potential nominees for the Board. The Nominating and Corporate Governance Committee believes it is important to maintain a Board with diverse experiences and expertise, including industry, scientific and medical experience, financial expertise, global business experience, and executive leadership experience.

Shareholders may also suggest individuals to be considered by the Board as potential nominees for election to the Board. A shareholder may submit an individual for consideration by the Board of Directors in connection with the 2020 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215. These suggestions for the 2020 Annual Meeting must be received no earlier than the 120th day prior to the anniversary date of the 2019 Annual Meeting (i.e., January 10, 2020) and no later than the 60th day prior to the anniversary date of the 2019 Annual Meeting (i.e., March 10, 2020). Nominees that comply with the foregoing procedures will receive the same consideration as other candidates identified by or to our Nominating and Corporate Governance Committee.

Under the Company’s proxy access by-law, eligible shareholders also may submit their own nominations to the Board to be included in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders. The By-Laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and have included in the Company’s proxy materials persons for election to the Board constituting up to 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the By-Laws. For a shareholder nominee to be included in the

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CORPORATE GOVERNANCE

Company’s proxy statement for the 2020 Annual Meeting of Shareholders under the proxy access by-law, the information required by the By-Laws must be received by Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215 no earlier than the close of business on the 150th day prior to the anniversary date of the distribution of this proxy statement (i.e., October 31, 2019) and no later than the close of business on the 120th day prior to the anniversary date of the distribution of this proxy statement (i.e., November 30, 2019).

The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and are included as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019.

Mr. Mittelstaedt will retire from the Board this year, pursuant to the Company’s mandatory retirement policy for Board members. Our policy states that when a director reaches the age of 75 he or she shall not be eligible to stand for re-election at the next regularly scheduled annual shareholder meeting. We are deeply grateful to Mr. Mittelstaedt for his contributions to the Company.

Evaluation of Director Candidates

QUALIFICATIONS AND EXPERIENCE	King	Anderson	Bélingard	Gilliland	Kong	Neupert	Parham	Schechter	Williams

Business Strategy Experience	●		●		●	●	●	●

Corporate Finance and M&A	●	●	●	●	●	●	●	●	●

Corporate Governance Experience	●	●	●	●	●	●		●	●

Executive Leadership Experience	●	●	●	●	●	●	●	●

Healthcare/Clinical Research Background	●		●	●	●	●		●	●

International Experience	●	●	●			●	●	●	●

Risk Management Experience	●	●	●	●		●		●

Sales and Marketing Background		●	●				●	●

Talent Management Expertise	●	●	●		●	●		●

Technology/Cybersecurity Expertise	●					●

When evaluating prospective candidates for director, including those nominated by shareholders, the Nominating and Corporate Governance Committee conducts individual evaluations of the candidates, taking into account the criteria enumerated in the Company’s Corporate Governance Guidelines (see description below). Among other things, the Committee considers whether prospective candidates have:

•	personal and professional integrity;

•	skills and experience to advise the Company regarding its medical, scientific, operational, strategic and governance goals;

•	interest, capacity and willingness to serve the long-term interests of the Company’s shareholders;
•	ability and willingness to devote the required amount of time to the Company’s affairs, including attendance at Board and Committee meetings;

•	exceptional ability and judgment; and

•	freedom from personal and professional relationships that would adversely affect the ability to serve the best interests of the Company and its shareholders.

The Company’s Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee is responsible for reviewing with the Board the appropriate skills and characteristics required of Board members in the context of the Company’s business needs and the current composition of the Board. This assessment includes, among other characteristics, diversity, age, background, skills and expertise in the context of the perceived needs of the Board at the time of such assessment. The Company believes that Board membership should reflect diversity in its broadest sense, including persons diverse in geography, gender and ethnicity, and actively considers these factors in its analysis of potential nominees. The Board seeks independent directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions, including experience with publicly traded national, international or multinational companies, executive or financial management experience and/or achievement with distinction in their chosen fields. The Board believes that its composition reflects a balance of skills, experiences, diversity and expertise that provides strong and broad oversight, practical experience and strategic vision to the Company.

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Director candidates, other than sitting directors, may be interviewed by the Chairman of the Nominating and Corporate Governance Committee, other directors, the Chief Executive Officer and the Corporate Secretary. The results of these interviews, as well as any other materials received by the Nominating and Corporate Governance Committee that it deems relevant, are considered by the Nominating and Corporate Governance Committee in making its recommendation to the Board.

Communications with the Board

Shareholders and interested parties may communicate with the Board, individually or as a group, by submitting written communications to the appropriately addressed Board member(s), c/o Corporate Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215.

All communications with the Board will be reviewed initially by the Corporate Secretary, who will relay all communications to the appropriate director or directors unless the communication is:

•	an advertisement or other commercial solicitation or communication;

•	obviously frivolous or obscene;
•	unduly hostile, threatening or illegal; or

•	related to trivial matters (in which case it will be delivered to the intended recipient for review at the next regularly scheduled Board meeting).

Directors may decide whether any of the communications addressed to their attention should be presented to the full Board, to one or more of its Committees or to the Company’s management. Each director also has the discretion to determine whether a response to the person sending the communication is appropriate. Any response will be made through the Company’s Corporate Secretary in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

The Nominating and Corporate Governance Committee, comprised entirely of independent, non-employee directors, has reviewed and approved the foregoing procedures and is responsible for recommending changes to the procedures as necessary.

Board Committees and Their Functions

The Board has four standing Committees that are each composed entirely of independent directors. The Nominating and Corporate Governance Committee reviews committee and committee chair assignments annually and recommends committee rosters to the full Board after considering factors such as the directors’ business and corporate governance experience, their preferences, criteria for specific committee service, the directors’ other responsibilities and scheduling flexibility. Assignments ensure that each committee has an appropriate mix of tenure and experience. Committee membership shown below is as of March 22, 2019:

	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	QUALITY AND COMPLIANCE COMMITTEE

Kerrii B. Anderson

Jean-Luc Bélingard

D. Gary Gilliland

David P. King

Garheng Kong

Robert E. Mittelstaedt, Jr.*

Peter M. Neupert

Richelle P. Parham

Adam H. Schechter

R. Sanders Williams

Number of 2018 Meetings	8	4	2	4

Chairperson	Member	Financial Expert

*	Mr. Mittelstaedt will retire from the Board and each Committee on which he serves upon the expiration of his term at the 2019 Annual Meeting.

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CORPORATE GOVERNANCE

Charters for each of the Committees are available in print to any shareholder upon request in writing to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215 and are also available under the Corporate Governance tab of the Investor Relations page of the Company’s website at www.labcorp.com. Each committee reviews its respective charter on an annual basis.

Audit Committee

Members: Ms. Anderson (Committee Chair, Financial Expert), Dr. Gilliland, Mr. Neupert (Financial Expert), Ms. Parham and Dr. Williams.

The Audit Committee is responsible for assisting the Board with the following functions:

•	the selection, appointment, compensation and oversight of the work of any independent registered public accounting firm employed by the Company;

•	reviewing the qualifications and independence of the Company’s independent registered public accounting firm;

•	assisting the Board with oversight of the integrity of the financial statements of the Company;

•	ensuring that the Company complies with legal and regulatory requirements as they impact the Company’s financial statements or reporting systems;

•	overseeing the Company’s internal audit functions and internal controls, including approving a risk-based internal audit plan and approving the Internal Audit Charter on an annual basis;
•	overseeing the Company’s management of financial risks, including with respect to risk assessment and risk management;

•	producing an Audit Committee report as required by the SEC to be included in the Company’s annual proxy statement; and

•	regularly reviewing the Company’s cybersecurity and other information technology risks, controls and procedures, including the Company’s plans to mitigate cybersecurity risks and to respond to data breaches, and receiving reports from, and meeting with, the Chief Information Officer and Chief Information Security Officer to review any specific cybersecurity issues that could affect the adequacy of the Company’s internal controls.

The Audit Committee meets regularly and in executive sessions with PricewaterhouseCoopers, management and the Company’s internal auditors. In its meetings with PricewaterhouseCoopers and the internal auditors, the Audit Committee discusses, among other things, the overall scope and plans for their respective audits, the results of their examinations and their evaluations of the Company’s internal controls.

The Audit Committee constitutes a separately-designated standing audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has determined that Ms. Anderson and Mr. Neupert are each an “audit committee financial expert” as defined in the SEC’s rules. The Board has also determined that both Ms. Anderson and Mr. Neupert have the “accounting or related financial management expertise” required by the Listing Standards.

Compensation Committee

Members: Dr. Kong (Committee Chair), Mr. Bélingard, Mr. Mittelstaedt and Mr. Schechter.

The Compensation Committee is responsible for assisting the Board with the following functions:

•	reviewing the Company’s compensation and benefit policies, procedures and objectives, including any perquisites paid to the CEO and other executive officers and directors;

•	performing an annual review of and making recommendations to the full Board regarding the goals and objectives for CEO compensation, evaluating the CEO’s performance in light of those goals and objectives, and reviewing the compensation paid to the CEO and other executive officers;

•	reviewing and evaluating the compensation paid to the Company’s non-employee directors;
•	reviewing the CEO’s annual report on management development and assisting the Board in overseeing management succession plans;

•	monitoring the evolving executive compensation landscape and considering shareholder feedback;

•	reviewing and overseeing the Company’s incentive compensation and equity plans;

•	evaluating the Company’s pay practices in relation to the Company’s risk profile and compensation philosophy;

•	overseeing the Company’s management of risks related to its human capital;

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•	producing a Compensation Committee report as required by the SEC to be included in the Company’s annual proxy statement; and
•	assisting the Board in overseeing development and corporate succession plans for the corporate senior leadership team.

The Compensation Committee has delegated to Mr. King the responsibility of determining the individual and strategic goals for the annual incentive plans for each of the other NEOs, subject to the approval of the Compensation Committee. For a discussion of Mr. King’s role in determining executive compensation, see the “Compensation Discussion and Analysis” section below (page 28).

The Compensation Committee has the sole authority to retain and terminate independent compensation consultants to assist the Committee in its evaluation of executive officer and director compensation. For 2018, the Compensation Committee retained FW Cook as its outside independent compensation consultant. FW Cook does no other work for the Company or its management except as directed by the Chairperson of the Compensation Committee. See the “Compensation Discussion and Analysis” section below (page 28) for more information about FW Cook’s role in recommending the amount or form of executive compensation.

Nominating and Corporate Governance Committee

Members: Mr. Neupert (Committee Chair), Ms. Anderson, Dr. Kong, Mr. Mittelstaedt, and Ms. Parham.

The Nominating and Corporate Governance Committee is responsible for assisting the Board with the following functions:

•	identifying individuals qualified to become Board members, consistent with criteria approved by the Board and succession planning;

•	evaluating and analyzing annually the independence of each member of the Board;

•	recommending to the Board the director nominees for the annual meeting of shareholders and the director nominees for each Board Committee;
•	reviewing and reassessing, on an annual basis, the adequacy of the corporate governance principles of the Company and recommending any proposed changes to the Board for approval; and

•	leading the Board in its annual self-assessment.

Quality and Compliance Committee

Members: Dr. Williams (Committee Chair), Mr. Bélingard, Dr. Gilliland, and Mr. Schechter

The Quality and Compliance Committee is responsible for assisting the Board in carrying out its oversight responsibility with respect to quality and compliance issues. This oversight responsibility includes ensuring that management adopts and implements policies and procedures that require the Company’s employees to act in accordance with high ethical standards, deliver high quality services and comply with healthcare and other legal requirements. The Quality and Compliance Committee is responsible for reviewing the Company’s processes intended to assure excellent performance and meet scientific, medical and regulatory quality performance benchmarks.

In furtherance of the foregoing, the Quality and Compliance Committee annually reviews the Company’s programs and practices related to scientific, medical and regulatory quality and compliance including a periodic reassessment of the adequacy of:

•	the Company’s Annual Compliance Audit Plans for monitoring quality and compliance risk areas, including operational, environmental, health and safety;

•	quality and compliance policy development;

•	quality and compliance reporting/tracking systems;
•	investigation and remediation practices for quality and compliance issues;

•	education and training of Company personnel on quality and compliance; and

•	quality and compliance function responsibilities, staffing and budget.

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CORPORATE GOVERNANCE

Additionally, the Quality and Compliance Committee meets regularly, but no less than annually, with each of the Company’s Chief Compliance Officer and Chief Medical Officer and, as necessary, members of corporate compliance and the heads of the Company’s quality functions, regarding the implementation and effectiveness of the Company’s scientific, medical and regulatory compliance program, and receives and reviews periodic reports regarding, among other things:

•	compliance-related activities and on-going compliance training programs;

•	the quality assurance activities conducted by the quality functions;

•	compliance auditing;

•	the results of internal quality audits;
•	the results of inspections by regulatory authorities;

•	any significant deviations observed by the Company’s quality functions; and

•	the status of any corrective and preventative action plans initiated by those functions.

Board and Committee Meetings

During 2018, the Board held six meetings and acted eight times by unanimous written consent. In his capacity as the Lead Independent Director, Mr. Mittelstaedt chaired five meetings of the independent and non-employee directors on the same days as the regularly scheduled Board meetings. During 2018, each of the directors attended no less than 92 percent of the total meetings of the Board and the Committees of which he or she was a member. Members of the Board are encouraged to attend our annual meetings and all of the directors, except for Mr. Bélingard, attended the 2018 Annual Meeting of Shareholders.

Corporate Governance Policies and Procedures

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that address a number of topics, including composition of the Board, director independence, annual self-assessment by the Board and its Committees, retirement of directors and succession planning. The Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines on a regular basis and any proposed additions or amendments are submitted to the full Board for its consideration. Shareholders may request a printed copy of the Corporate Governance Guidelines from the Corporate Secretary or access a copy on the Investor Relations page under the Corporate Governance tab of LabCorp’s website at www.labcorp.com.

Code of Conduct and Ethics

The Board has also adopted a Code of Conduct and Ethics (the “Code”) that is applicable to all directors, officers and employees of the Company and its subsidiaries and affiliates. The Code sets forth Company policies and expectations on a number of topics, including but not limited to, conflicts of interest, confidentiality, compliance with laws (including insider trading laws), preservation and use of Company assets, and business ethics. The Code also sets forth procedures for reporting and handling any potential violation of the Code, conflicts of interest and the appearance of any conflict of interest. The Code is regularly reviewed by management, the Audit Committee and the Quality and Compliance Committee and proposed additions or amendments are considered by the full Board. Shareholders may request a printed copy of the Code of Conduct and Ethics from the Corporate Secretary or access a copy under the Corporate Governance tab of the Investor Relations page on LabCorp’s website at www.labcorp.com. In addition, any waivers for directors, officers and employees of the Company or amendments to the Code will also be posted on LabCorp’s website.

Related Party Transactions

In accordance with its charter, the Board’s Audit Committee is responsible for reviewing and approving the terms and conditions of all related party transactions. The Company’s directors and key employees, including all members of senior management, complete annual reports disclosing, or certifying the absence of, any related party transactions. The Audit Committee reviews all potential material transactions involving related persons (as such transactions are defined by Item 404(a) of Regulation S-K as promulgated by the SEC) before allowing the Company to enter into any such transaction. The Company has not adopted a static set of criteria to be applied in evaluating a related party transaction and instead tailors the scope of its review to the particular circumstances presented by each transaction to ensure that any such transaction is thoroughly reviewed and evaluated. Based on the Company’s review of its transactions, there have been no transactions or proposed transactions considered to be material related party transactions since January 1, 2018.

18	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

DIRECTOR COMPENSATION

The Company’s director compensation is designed to attract and retain highly qualified, independent directors to represent shareholders on the Board and act in their best interest. The Compensation Committee, which consists solely of independent directors, has primary responsibility for setting our director compensation. FW Cook, the Committee’s independent compensation consultant, assists the Compensation Committee in evaluating our director compensation program.

Elements of Non-Employee Director Compensation

Director compensation is designed to align director compensation with emerging best practices and reflect the Board’s belief that director compensation should not depend upon the number of meetings held but rather on the ongoing work and role of the directors throughout the year. The 2018 elements of our non-employee director compensation included the following:

•	Annual Retainer. An annual retainer was paid to each non-employee director in quarterly installments.

Effective as of October 2, 2018, the annual retainer to each non-employee director was increased to $110,000 from $105,000, resulting in the effective annual retainer for 2018 being $106,250.

•	Committee Chair Retainer. The Chair of each standing committee of the Board received an additional retainer, paid on a quarterly basis. The retainer for the Chair of the Audit Committee is $25,000, the retainer for the Chair of the Compensation Committee is $20,000 and the retainers for the Chairs of the Nominating and Corporate Governance Committee and the Quality and Compliance Committee each are $15,000.

•	Lead Independent Director Retainer. The retainer for the Lead Independent Director is $45,000, paid on a quarterly basis.

•	Equity Compensation. Each non-employee director who was then serving on the Board received a grant of restricted stock units having a value of approximately $175,000 on February 12, 2018, subject to the requirements of the Company’s Director Stock Ownership Program (as further described below). The number of restricted stock units granted was determined by using the closing price of the Company’s Common Stock on the grant date ($168.49). The restricted stock units vested fully on February 12, 2019. As described in the footnotes to the table below, Mr. Bélingard received an additional equity award in 2018.

Effective as of February 2019, the annual grant of restricted stock units to each non-employee director was increased in value to approximately $180,000, subject to the requirements of the Company’s Director Stock Ownership Program.

In addition, the Company has a policy of granting to each new director that joins the Board equity awards with a prorated amount of the value of the annual award granted to all directors, with a one-year vesting period.

•	Reimbursement of Expenses. Each director is reimbursed for his or her reasonable out-of-pocket expenses incurred in connection with travel to and from, and attendance at, meetings of the Board or its Committees, as well as for related activities such as director education courses and materials consistent with our policies concerning reimbursement for travel, entertainment and other expenses.

The decision in 2018 to increase the directors’ cash compensation and equity compensation award was recommended by FW Cook based on their study of non-employee director compensation and was intended to maintain director pay levels with the competitive median of the peer group used for purposes of director compensation comparisons and broader industry benchmarks.

Director Stock Ownership Program

Maintaining a significant personal level of stock ownership ensures that each director is financially aligned with the interests of our shareholders. The Board believes that by holding an equity position in the Company, directors demonstrate their alignment with the long-term strategy and initiatives of the Company. In October 2015, the Board revised the Company’s Director Stock Ownership Program to more closely align the policy with that of the peer group, by requiring each non-employee director to acquire and maintain a number of shares having a value equal to five times that of the annual cash retainer.

For purposes of determining whether the stock ownership requirement is satisfied, a calculation is performed for each director annually as of the business day closest to June 30 of each year (the “Measurement Date”), utilizing the average closing price of the Company’s Common Stock for the 90-day period ending on the Measurement Date. For

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	19

DIRECTOR COMPENSATION

new participants, the stock ownership requirement is initially determined as of the date that the director becomes a participant, utilizing the average closing price of the Company stock for the 90-day period ending on that date.

Until the required level of ownership is met, a director is required to hold 50 percent of any shares of Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of any shares utilized to pay for the exercise price of the option and any tax withholding, if applicable. If a director fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants to that director. Once satisfied, each director is required to maintain the required level of stock ownership for his or her entire tenure of service on the Board. Each member of our Board is currently in compliance with the director stock ownership program, either through satisfying the required level of ownership, or by satisfying the holding requirement.

Summary of 2018 Compensation to Non-Employee Directors

The compensation paid by the Company to the non-employee directors for 2018 is set forth in the table below. Information on compensation for Mr. King is set forth in the “Executive Compensation” section below (page 47).

NAME	FEES EARNED OR PAID IN CASH ($)(1)	RESTRICTED STOCK UNIT AWARDS ($)(2)	TOTAL ($)

Kerrii B. Anderson	$131,250	$174,893	$306,143
Jean-Luc Bélingard(3)	$106,250	$643,725	$749,975
D. Gary Gilliland	$106,250	$174,893	$281,143
Garheng Kong	$106,250	$174,893	$281,143
Robert E. Mittelstaedt, Jr.(4)	$151,250	$174,893	$326,143
Peter M. Neupert	$121,250	$174,893	$296,143
Richelle P. Parham	$106,250	$174,893	$281,143
Adam H. Schechter	$126,250	$174,893	$301,143
R. Sanders Williams	$121,250	$174,893	$296,143

(1)

Includes annual retainer payments of $106,250 for each director. Also includes Committee Chair retainer payments of $25,000 to Ms. Anderson, $20,000 to Mr. Schechter, $15,000 to Mr. Neupert and $15,000 to Dr. Williams. Mr. Mittelstaedt received $45,000 for serving as Lead Independent Director.

(2)

Amounts represent the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for restricted stock units awarded to each director in 2018. For a discussion of the assumptions made in these valuations, see Note 14 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2018. The aggregate number of restricted stock units held by each director as of December 31, 2018 was 1,038 with the exception of Mr. Bélingard who holds 4,317. There were no unvested non-qualified stock options as of December 31, 2018.

(3)

This amount includes a one-time discretionary equity award of 3,271 shares granted on December 4, 2018 at a fair value price of $468,832 by the Board to Mr. Bélingard (the “Extraordinary Award”). The Board made the Extraordinary Award after considering special circumstances that resulted in the expiration of an option award held by Mr. Bélingard for 5,300 shares at an exercise price of $75.63 in May of 2018 (the “Prior Option”). Mr. Bélingard attempted to exercise the Prior Option before its expiration but was informed by a company employee that the option term would be extended so that exercise would occur after a LabCorp’s trading blackout imposed on directors and officers was lifted. In fact, under the terms of the plan under which the Prior Option was granted, an extension was not permitted, and the Prior Option expired unexercised. The Board determined that the failure to exercise the Prior Option did not result from any fault or intentional delay on Mr. Bélingard’s part. In determining to make the Extraordinary Award, the Board considered that had Mr. Bélingard exercised and sold the Prior Option on the original expiration date as he intended, he would have netted, pre-tax, an amount equivalent to $506,044, calculated by multiplying 5,300 by the difference between the closing price of LabCorp’s common stock on the Expiration Date ($171.11) and the original exercise price of the Option ($75.63). The Extraordinary Award was made in accordance with the Company’s 2016 Omnibus Incentive Plan, which allows for additional compensation to be granted solely in the Board’s discretion to non-employee directors, as long as (x) the aggregate compensation paid to the non-employee director does not exceed $750,000 during a calendar year and (y) the non-employee director receiving such additional compensation does not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving non-employee directors. The Board determined that the Extraordinary Award resulted from extraordinary circumstances and was appropriate under the circumstances given Mr. Bélingard’s good faith in following what he was informed to be company policy. Mr. Bélingard did not participate in this determination or the grant of the Extraordinary Award.

(4)	Mr. Mittelstaedt will retire from the Board and each Committee on which he serves upon the expiration of his term at the 2019 Annual Meeting.

The aggregate number of vested and exercisable stock options held by each director as of December 31, 2018 was as follows: Ms. Anderson – 5,700; Mr. Bélingard – 9,400; Dr. Gilliland – 0; Dr. Kong – 0; Mr. Mittelstaedt – 9,400; Mr. Neupert – 0; Ms. Parham – 0; Mr. Schechter – 0; and Dr. Williams – 2,600. Beginning in 2013, as part of the realignment of our long-term incentive compensation, we ceased granting stock options to directors.

20	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

ELECTION OF DIRECTORS

PROPOSAL ONE – Election of Directors

The Nominating and Corporate Governance Committee and the full Board have nominated each of David P. King, Kerrii B. Anderson, Jean-Luc Bélingard, D. Gary Gilliland, Garheng Kong, Peter M. Neupert, Richelle P. Parham, Adam H. Schechter and R. Sanders Williams for election at the 2019 Annual Meeting to hold office until the next annual meeting of shareholders or until his or her earlier death, resignation or removal. All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. No director nominee is related to any of our other director nominees or executive officers and there are no arrangements or understandings between a director and any other person pursuant to which such person was selected as a director nominee. If a nominee becomes unavailable or unable to serve before the 2019 Annual Meeting, the Board can either reduce its size or designate a substitute nominee. If the Board designates a substitute, your proxy will be voted for the substitute nominee.

Mr. Mittelstaedt will retire from the Board this year, pursuant to the Company’s mandatory retirement policy for Board members. Our policy states that when a director reaches the age of 75 he or she shall not be eligible to stand for re-election at the next regularly scheduled annual shareholder meeting. We are deeply grateful to Mr. Mittelstaedt for his contributions to the Company. Because Mr. Mittelstaedt has not been nominated for re-election, the Board will reduce its size to nine members effective immediately upon the expiration of Mr. Mittelstaedt’s term at the 2019 Annual Meeting.

Information about each nominee is included below, including details about the nominee’s qualifications, skills and experiences that supported the determination by the Nominating and Corporate Governance Committee and the Board that the person should serve as a director of LabCorp.

Nominees to the Board of Directors

Age: 62 Chairman and Chief Executive Officer Director since May 2007 Attended 100% of Board Meetings

DAVID P. KING

Mr. King has served as Chairman of the Board, President, and Chief Executive Officer of the Company since May 6, 2009; prior to that date he served as a Director, President and Chief Executive Officer of the Company since January 1, 2007. Mr. King served as Executive Vice President and Chief Operating Officer from December 2005 to January 2007, as Executive Vice President of Strategic Planning and Corporate Development from January 2004 to December 2005 and originally joined the Company in September 2001 as Senior Vice President, General Counsel, and Chief Compliance Officer. Prior to joining the Company, he was a partner with Hogan & Hartson LLP (now Hogan Lovells US LLP) in Baltimore, Maryland from 1992 to 2001. He also sits on the Boards of Directors of the Seattle Science Foundation, the American Clinical Laboratory Association, the Emily Krzyzewski Center, and Path, Inc., where he has served as Board Chair since January 2018. Mr. King is also on the Board of Trustees of Elon University. Mr. King also served on the Board of Directors of Cardinal Health Inc., a public company, from 2011 until 2018.

Skills & Qualifications: Mr. King has nearly twenty years’ experience with the Company in a variety of roles of increasing responsibility in corporate operations, strategic planning, and corporate administration. Mr. King has a deep understanding of the clinical laboratory industry, business strategy, finance, sales and marketing, mergers and acquisitions, risk management and executive management of the Company and its operations.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	21

ELECTION OF DIRECTORS

Age: 61 Independent Director Director since May 2006 Attended 100% of Board and Committee Meetings

KERRII B. ANDERSON

Kerrii B. Anderson has served as a director of the Company since May 17, 2006. Ms. Anderson was Chief Executive Officer of Wendy’s International, Inc., a restaurant operating and franchising company, from April 2006 until September 2008, when the company was merged with Triarc. Ms. Anderson served as Executive Vice President and Chief Financial Officer of Wendy’s International from 2000 to 2006. Prior to this position, she was Chief Financial Officer, Senior Vice President of M/I Schottenstein Homes, Inc. from 1987 to 2000. Ms. Anderson has served as a director and a member of the Compensation Committee and Audit Committee of Worthington Industries, Inc. (NYSE: WOR) since September 2010 and a director and member of the Audit and Finance Committee of Abercrombie & Fitch Co. (NYSE: ANF) since February 2018. Ms. Anderson serves on the Financial Committee of the Columbus Foundation and on the Board of Trustees, as well as the Chair of the Finance and Audit Committee for Ohio Health. She serves on the Board of Trustees for Elon University and is Chairwoman of the Audit Committee for Elon. Ms. Anderson served as the Chairwoman of the board of Chiquita Brands International Inc. from October 2012 until the Company was sold on January 6, 2015, and was the chair of the Nominating and Corporate Governance Committee and a Member of the Audit Committee. She also was a director of PF Chang’s China Bistro, Inc. from 2010 until June 2012 and Wendy’s International from 2006 until September 30, 2008.

Skills & Qualifications: Ms. Anderson has a strong record of leadership in operations and strategy. Ms. Anderson is also an audit committee financial expert as a result of her experience as CEO and CFO of Wendy’s International, Inc. Through her service on other public company boards, Ms. Anderson brings extensive financial, mergers and acquisitions, international, talent management, corporate governance and executive compensation experience to the Company’s Board.

Age: 70 Independent Director Director since April 1995 Attended 93% of Board and Committee Meetings

JEAN-LUC BÉLINGARD

Jean-Luc Bélingard has served as a director of the Company since April 28, 1995. From 2011 to December 2017, Mr. Bélingard served as Chairman of bioMérieux, the worldwide leader of the IVD microbiology segment and a non-U.S. public company since 2010. Mr. Bélingard continues to serve on the board of directors of bioMérieux and as Vice President of Institut Mérieux. Prior to serving as Chairman, Mr. Bélingard had served as Chief Executive Officer of bioMérieux from July 2011 to April 2014. Mr. Bélingard retired as Chairman and Chief Executive Officer of Ipsen SA, a diversified French healthcare holding company, on November 22, 2010. He had served in that position since 2002. Prior to this position, Mr. Bélingard was Chief Executive Officer from 1999 to 2001 of bioMérieux-Pierre Fabre, a diversified French healthcare holding company, where his responsibilities included the management of that company’s worldwide pharmaceutical and cosmetic business. From 1990 to 1999, Mr. Bélingard was Chief Executive Officer of Roche Diagnostics and a member of the Hoffman La Roche group Executive Committee. Mr. Bélingard is a director of the following non-US public companies: Stallergenes Greer (U.K.) since 2011, Transgene SA since 2013, and Lupin Limited (India). Mr. Bélingard holds directorships at various Institut Mérieux Group companies, in particular at Institut Mérieux, the Group’s parent company. Mr. Bélingard serves on the advisory board of Laboratoire Pierre Fabre S.A. (France) since 2013, which is owned by The Pierre Fabre Foundation, a government-recognized public organization. Mr. Bélingard is also a member of the Bill and Melinda Gates Foundation CEO Roundtable. Mr. Bélingard has been Chairman of “FEFIS,” the French Federation of Health Industries (Fédération Française des Industries de Santé) since 2016, and, since January 2017, he has been a member of the Conseil National de l’Industrie (C.N.I.) chaired by the French government.

Skills & Qualifications: Mr. Bélingard’s long tenure at Roche, Ipsen and bioMérieux demonstrates his valuable business, leadership and management experience, including leading a large healthcare organization with global operations. He brings a strong strategic, operational and risk management background to the Company’s Board and an important international perspective to the board’s deliberations. In addition, Mr. Bélingard has extensive corporate governance experience through his service on other public company boards.

22	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

ELECTION OF DIRECTORS

Age: 64 Independent Director Director since April 2014 Attended 94% of Board and Committee Meetings

D. GARY GILLILAND, M.D., PH.D.

D. Gary Gilliland has served as a director of the Company since April 1, 2014. Since January 2, 2015, Dr. Gilliland has served as President and Director of the NCI designated Fred Hutchinson Cancer Research Center in Seattle, WA. Prior to that, he was the inaugural Vice Dean and Vice President for Precision Medicine at the University of Pennsylvania Perelman School of Medicine from October 2013 to January 2015, where he was responsible for synthesizing research and clinical-care initiatives across all medical disciplines including cancer, heart and vascular medicine, neurosciences, genetics, and pathology, to create a national model for the delivery of precise, personalized medicine. From 2009 until he joined Penn Medicine in 2013, Dr. Gilliland was Senior Vice President of Merck Research Laboratories and Oncology Franchise Head. At Merck, Dr. Gilliland oversaw first-in-human studies, proof-of-concept trials, and Phase II/III registration trials that included the development of pembrolizumab (anti-PD1) for treatment of cancer, and managed all preclinical and clinical oncology-licensing activities. Prior to joining Merck, Dr. Gilliland was a member of the faculty at Harvard Medical School for nearly 20 years, where he served as Professor of Medicine and a Professor of Stem Cell and Regenerative Biology. He was also an Investigator of the Howard Hughes Medical Institute from 1996 to 2009, Director of the Leukemia Program at the Dana-Farber/Harvard Cancer Center from 2002 to 2009, and Director of the Cancer Stem Cell Program of the Harvard Stem Cell Institute from 2004 to 2009. Dr. Gilliland has a Ph.D. in Microbiology from UCLA and an M.D. from UCSF. He is board-certified in Internal Medicine and had his Fellowship training in Hematology and Oncology, each at Harvard Medical School.

Skills & Qualifications: Dr. Gilliland’s expertise in cancer genetics and his experience working within medical communities ranging from academia to the pharmaceutical industry position him to provide a practical and balanced perspective to the Board. Dr. Gilliland also brings to the board executive experience in clinical research, as well as in healthcare finance and mergers and acquisitions.

Age: 43 Independent Director Director since December 2013 Attended 100% of Board and Committee Meetings

GARHENG KONG, M.D., PH.D.

Dr. Garheng Kong has served as a director of the Company since December 1, 2013. Dr. Kong is the Managing Partner of Sofinnova HealthQuest Capital, a healthcare-focused investment firm, and was previously a general partner at Sofinnova Ventures, a position he held from 2010 to 2013. Before joining Sofinnova, Dr. Kong was a general partner from 2000 to 2010 at Intersouth Partners, a venture capital firm where he was a founding investor or board member for various life science ventures, several of which were acquired by large pharmaceutical companies. Prior to his investing career, Dr. Kong was employed by GlaxoSmithKline, McKinsey & Company, and TherOx. Dr. Kong has served on the Board of Directors of Avedro, Inc., a commercial-stage ophthalmic medical technology company, (NASDAQ: AVDR) since April 2017. Dr. Kong has served on the Board of Melinta Therapeutics, a pharmaceutical company formerly known as Cempra Pharmaceuticals (NASDAQ: CEMP), since 2006, and served as Chairman of the Board from 2008 to 2017. Dr. Kong has served on the board of Alimera Sciences, Inc. a pharmaceutical company that specializes in the commercialization and development of ophthalmic pharmaceuticals (NASDAQ: ALIM) since October 2012, when Sofinnova Ventures made an investment in Alimera, where he also serves as the Chairman of the Compensation Committee. Dr. Kong has served on the board of directors of Strongbridge Biopharma plc (NASDAQ: SBBP) since 2015. Dr. Kong has previously served on the board of directors of Histogenics Corporation (NASDAQ: HSGX) a public biotechnology company, from July 2012 until February 2019, which he joined in connection with an investment by Sofinnova Ventures. Dr. Kong also sits on the Duke University Medical Center Board of Visitors.

Skills & Qualifications: Dr. Kong holds an M.D., Ph.D. in Biomedical Engineering and an M.B.A. from Duke University. Dr. Kong brings to the Board knowledge and experience in both the healthcare and finance fields, as well as executive leadership, based on his medical background and his work in life science-related venture capital. Dr. Kong also brings corporate governance expertise through his service on public company boards.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	23

ELECTION OF DIRECTORS

Age: 63 Independent Director Director since January 2013 Attended 94% of Board and Committee Meetings

PETER M. NEUPERT

Peter M. Neupert has served as a director of the Company since January 2013. Mr. Neupert was an Operating Partner at Health Evolution Partners, a health only, middle market private equity firm, from January 2012 until June 2015. Prior to that, Mr. Neupert served as Corporate Vice President of the Microsoft Health Solutions Group from its formation in 2005 to January 2012. Mr. Neupert served on the President’s Information Technology Advisory Committee (PITAC), co-chairing the Health Information Technology Subcommittee and helping to drive the “Revolutionizing Health Care Through Information Technology” report, published in June 2004. Mr. Neupert served as the founding President and Chief Executive Officer of drugstore.com from 1998 to 2001 and as Chairman of the board of directors through September 2004. Mr. Neupert is also a Director of Clinithink Ltd, Adaptive Biotechnologies, Inc., Navigating Cancer Inc., and higi SH Holdings Inc. He served on the Board of Directors of Quality Systems, Inc., now known as NextGen Healthcare, Inc. (NASDAQ: NXGN) from August 2013 to January 2014 and Freedom Innovations LLC from May 2013 to April 2016. He serves as a trustee for the Fred Hutchinson Cancer Research Center and was an active member of the Institute of Medicine’s Roundtable on Value & Science-Driven Healthcare from 2007 to 2011. Mr. Neupert brings to the Board experience as a recognized expert in health information technology and perspective on how to grow shareholder value leveraging business strategies with technology. Mr. Neupert is an audit committee financial expert as a result of his experience, including his experience as CEO and Chairman of drugstore.com.

Skills & Qualifications: Mr. Neupert’s prior experience as a public company CEO and board member of both private and public companies brings practical insight to the Board with respect to business strategy, corporate governance, executive leadership, corporate finance and mergers and acquisitions, talent management and emerging trends in healthcare. His previous international business experience also enables him to provide the Board with an understanding of businesses and services adjacent to the diagnostic testing industry and the impact of technology, including cybersecurity risk and oversight.

Age: 51 Independent Director Director since February 2016 Attended 100% of Board and Committee Meetings

RICHELLE P. PARHAM

Richelle Parham has served as a director of the Company since February 8, 2016. In October 2016, Ms. Parham joined Camden Partners, a private equity firm, as a General Partner focusing on investments in growth stage global consumer companies. Prior to Camden Partners, Ms. Parham served as Vice President, Chief Marketing Officer of eBay from November 2010 to March 2015. Ms. Parham was responsible, globally, for eBay brand strategy and brand marketing, to reach 108+ million active eBay users, Internet marketing and for customer relationship management. Prior to joining eBay, Ms. Parham served as head of Global Marketing Innovation and Initiatives and head of Global Marketing Services at Visa, Inc. from 2008 to 2010. Her experience also includes 13 years at Digitas, Inc., a leading marketing agency, where she held a variety of senior leadership roles, including senior vice president and general manager of the agency’s Chicago office. An advocate of empowering female leaders through STEM programs, Ms. Parham is on the advisory board for Girls Who Code. Ms. Parham has served as a Director of Best Buy Co., Inc. (NYSE: BBY) and e.l.f. Beauty, Inc. (NYSE: ELF) since March 16, 2018. She served on the board of directors for Scripps Network Interactive Inc. (NYSE:SNI) from 2012 to March 2018, when Scripps Network was acquired by Discovery Communications. Ms. Parham holds double Bachelor of Science degrees in business administration and design arts from Drexel University. She became a member of the Drexel University board of trustees in 2014.

Skills & Qualifications: Ms. Parham brings to the Board extensive senior-level executive experience, including in corporate finance and mergers and acquisitions. Ms. Parham also brings more than 20 years of global strategy and marketing experience, as well as expertise in understanding consumers and the consumer decision journey.

24	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

ELECTION OF DIRECTORS

Age: 54 Lead Independent Director Director since April 2013 Attended 100% of Board and Committee Meetings

ADAM H. SCHECHTER

Adam H. Schechter has served as a director of the Company since April 1, 2013. Mr. Schechter was an Executive Vice President of Merck & Co., Inc. from 2010 to 2018, where he was a member of Merck’s executive committee and pharmaceutical and vaccines operating committee. Since January 2019, Mr. Schechter has served as special advisor to the CEO of Merck. He previously served as President of Merck’s Global Human Health Division, which includes the company’s worldwide pharmaceutical and vaccine businesses. Prior to becoming President, Global Human Health, Mr. Schechter served as President, Global Pharmaceutical Business from 2007 to 2010. Mr. Schechter’s extensive experience at Merck included global and U.S.-focused leadership roles spanning sales, marketing, and managed markets, as well as business and product development. Mr. Schechter serves on the board of directors for the European Federation of Pharmaceutical Industries and Associations. He is a Board Member for Water.org and an executive board member for the National Alliance for Hispanic Health. Mr. Schechter serves as the Board’s lead independent director.

Skills & Qualifications: Mr. Schechter brings to the Board global business acumen and general management experience, as well as demonstrated success in leading large, innovation-focused organizations. Mr. Schechter’s deep knowledge of the pharmaceutical and healthcare industries and extensive experience collaborating with many of its key stakeholders to achieve patient-focused outcomes brings practical insight to the Board with respect to business strategies to service the changing healthcare environment.

Age: 70 Independent Director Director since May 2007 Attended 94% of Board and Committee Meetings

R. SANDERS WILLIAMS, M.D.

Dr. R. Sanders Williams has served as a director of the Company since May 16, 2007. Dr. Williams has served as President Emeritus of The J. David Gladstone Institutes since January 1, 2018. Prior to this appointment, he was president of The J. David Gladstone Institutes since November 2009, and he served as Chief Executive Officer of The J. David Gladstone Foundation until December 31, 2018. Dr. Williams also currently is Professor of Medicine at the University of California San Francisco, Professor of Medicine at Duke University, and Senior Advisor for science and technology, Duke University. Dr. Williams served Duke University between 2001 and 2010 as Dean of the School of Medicine, Senior Vice Chancellor, Senior Advisor for International Strategy, and founding Dean of the Duke-NUS Graduate Medical School Singapore. He has served previously as President of the Association of University Cardiologists, Chairman of the Research Committee of the American Heart Association, on the editorial boards of leading biomedical journals, on the Advisory Committee to the Director of the National Institutes of Health and on the board of external advisors of the National Heart, Lung and Blood Institute. Dr. Williams was a director of Bristol-Meyers Squibb Company (NYSE: BMS) from 2006 until May 2013 and has been a director of Amgen, Inc. (NASDAQ: AMGN) since October 2014. Dr. Williams is a member of the National Academy of Medicine, and a Fellow of the American Association for the Advancement of Science.

Skills & Qualifications: Dr. Williams’ experience as a physician, biomedical scientist, and executive leader brings important perspective to his service to the Company as a director. Dr. Williams also brings experience in corporate finance and mergers and acquisitions, complex health systems, including international healthcare organizations and delivery systems, and corporate governance.

The Board unanimously recommends that shareholders vote “FOR” the election of the nominees listed above.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	25

EXECUTIVE OFFICERS

Information regarding each of LabCorp’s executive officers and their relevant business experience is summarized below.

David P. King

President and Chief Executive Officer

See “Proposal One: Election of Directors” (page 21) for information about Mr. King.

Lance V. Berberian

Senior Vice President and Chief Information Officer

Lance V. Berberian (56) has served as Senior Vice President and Chief Information Officer since February 2014. Prior to that, he served as Chief Information Officer at IDEXX Laboratories, a global leader in diagnostics and information technology solutions for animal health and food and water quality, from May 2007 to January 2014. Mr. Berberian served as Chief Information Officer and President of Kellstrom Aerospace Defense, a fully integrated supply chain firm, from January 2000 to April 2007. He also served as Chief Information Officer of Interim Healthcare from September 1997 to January 2000.

Brian J. Caveney, M.D., J.D., M.P.H.

Senior Vice President and Chief Medical Officer

Brian J. Caveney (45) has served as Senior Vice President and Chief Medical Officer since September 2017. In this role, he has broad responsibility for the medical and scientific strategy of the enterprise. Most recently, Dr. Caveney was Chief Medical Officer at Blue Cross and Blue Shield of North Carolina (Blue Cross NC) where he joined in 2011. In addition to various roles in the Healthcare Division of the core health plan, Dr. Caveney also served as Chief Clinical Officer of Mosaic Health Solutions, a wholly owned subsidiary of Blue Cross NC for strategic investments in diversified health solutions businesses. Prior to joining Blue Cross NC, Dr. Caveney was a practicing physician and assistant professor at Duke University Medical Center and also provided consulting services for several companies in the Research Triangle Park, North Carolina, region. Dr. Caveney holds an M.D. from the West Virginia University School of Medicine, a J.D. from the West Virginia University College of Law and an M.P.H. in health policy and administration from the University of North Carolina at Chapel Hill. He completed his residency at Duke University Medical Center and is board-certified in preventive medicine, with a specialty in occupational and environmental medicine. He is the past President of the Southeastern Atlantic College of Occupational and Environmental Medicine.

Edward T. Dodson

Senior Vice President and Chief Accounting Officer

Edward T. Dodson (65) has served as Senior Vice President and Chief Accounting Officer since June 2005. He also has served as the Principal Accounting Officer since December 2014. Mr. Dodson, who has been a certified public accountant for 36 years, joined the Company in August 1997 as Vice President and Corporate Controller and became Senior Vice President in June 2001. Prior to joining the Company in 1997, Mr. Dodson was a senior manager in the audit and consulting practice of KPMG LLP, where he worked for 17 years in that firm’s Greensboro, North Carolina and Brussels, Belgium offices. The Company has announced Mr. Dodson is retiring effective April 1, 2019.

Glenn A. Eisenberg

Executive Vice President and Chief Financial Officer

Glenn A. Eisenberg (57) has served as Executive Vice President and Chief Financial Officer since June 2014. Mr. Eisenberg received his Bachelor of Arts degree from Tulane University in 1982 and his Master of Business Administration from Georgia State University in 1988. From 2002 until he joined the Company, he served as the Executive Vice President of Finance and Administration and Chief Financial Officer at The Timken Company, a $4.3 billion leading global manufacturer of highly engineered bearings and alloy steels and related products and services. Previously, he served as President and Chief Operating Officer of United Dominion Industries, now a subsidiary of SPX Corporation, after working in several roles in finance, including Executive Vice President and Chief Financial Officer. Mr. Eisenberg serves on the Board of Directors of US Ecology, and he served on the Boards of Directors of Family Dollar Stores Inc. until July 2015, where he chaired the Audit Committee; and Alpha Natural Resources Inc. until May 2015, where he was the lead independent director and chaired the Nominating and Corporate Governance Committee.

26	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

EXECUTIVE OFFICERS

John D. Ratliff

Chief Executive Officer, Covance Drug Development

John D. Ratliff (59) has served as the CEO of Covance Drug Development since October 1, 2016. Mr. Ratliff is a highly respected biopharmaceutical leader, with extensive experience in increasingly important roles in the industry. Most recently, he served as president and CEO of HUYA Bioscience International, a leader in globalizing biopharma innovation. Mr. Ratliff’s experience in biopharma also includes nearly ten years at Quintiles (now known as IQVIA), joining as Chief Financial Officer in 2004, becoming Chief Operating Officer in 2006, and President and COO in 2010. He led Quintiles’ global services organization, with its clinical research, commercial, consulting, and lab operations, and was a member of the company’s Board of Directors. Mr. Ratliff is chairman of the board of the Association of Clinical Research Organizations. Previous roles throughout his career also include serving as Chief Financial Officer at Acterna, a provider of communications test solutions for telecommunications and cable network operators, and in positions of increasing responsibility during his 19-year tenure at IBM.

Lisa J. Uthgenannt

Senior Vice President and Chief Human Resources Officer

Lisa J. Uthgenannt (58) has served as Chief Human Resources Officer since March 2015. Prior to that she served as Senior Vice President Human Resources for Covance, Inc. Prior to joining Covance, Ms. Uthgenannt held numerous leadership positions at Johnson & Johnson, in both medical devices and pharmaceutical businesses, since 2000. In her last role as Vice President of Human Resources for the comprehensive care sector, she served as a key adviser and executive coach to the worldwide chairman, helping to define the initial strategies and plans to advance the corporation’s comprehensive approach to chronic disease management. She also led the organization in designing and implementing a streamlined business model to increase product pipeline performance and accelerate growth opportunities.

Sandra D. van der Vaart

Senior Vice President, Global General Counsel and Secretary

Sandra D. van der Vaart (59) has served as Senior Vice President, Global General Counsel and Chief Compliance Officer since February 2019. Prior to that she served as LabCorp’s Senior Vice President, Deputy Chief Legal Officer since September 2015 and Senior Vice President, General Counsel and Assistant Secretary since January 2009. Prior to serving in these roles, Ms. van der Vaart served in various other roles within the legal department at LabCorp since January 2001.

Peter J. Wilkinson

Senior Vice President and Chief Accounting Officer

Peter J. Wilkinson (48) will serve as Senior Vice President and Chief Accounting Officer effective April 1, 2019. Mr. Wilkinson currently serves in the role of LabCorp’s Senior Vice President, Accounting since January 2019. Prior to that, Mr. Wilkinson served as Executive Vice President and Chief Financial Officer of Syneos Health, Inc.’s clinical division, a biopharmaceuticals services organization, from August 2017 to July 2018 and as Senior Vice President and Chief Accounting Officer of INC Research Holdings, Inc., a publicly traded predecessor to Syneos Health, from February 2016 to August 2017. Mr. Wilkinson also previously served as Senior Vice President in the INC Research Finance Department from April 2014 to February 2016. Prior to his position with INC Research, Mr. Wilkinson worked as a self-employed Financial Consultant following an earlier career as a Financial and Accounting Officer at Pharmaceutical Product Development, LLC, a clinical research organization.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the Company’s executive compensation program and decisions for 2018. This section details the compensation framework applied by the Compensation Committee and, in particular, our compensation philosophy, elements of executive pay, compensation decisions and the link between executive pay and performance. In accordance with the rules of the SEC, the NEOs for 2018 are:

•	David P. King, Chief Executive Officer

•	F. Samuel Eberts III, Senior Vice President, Chief Legal Officer and Corporate Secretary*

•	Glenn A. Eisenberg, Executive Vice President, Chief Financial Officer
•	Gary M. Huff, Executive Vice President, Chief Executive Officer, LabCorp Diagnostics*

•	John D. Ratliff, Executive Vice President, Chief Executive Officer, Covance Drug Development

*

As further discussed below in the section entitled Gary M. Huff and F. Samuel Eberts III Separation, Mr. Huff’s employment with the Company terminated effective December 31, 2018 and Mr. Eberts retired from the Company effective February 15, 2019.

Executive Summary

Company Performance Highlights

The Compensation Committee considers the Company’s financial and business performance, execution of the Company’s strategic plan, leadership, and operational performance in making compensation decisions. The Committee believes that realized compensation should be tied to the performance of the Company and shareholder returns. LabCorp delivered a strong performance in 2018 including ten percent consolidated revenue growth and 20 percent Adjusted Earnings Per Share growth. Our management team continues to drive the disciplined execution of our mission to improve health and improve lives by delivering world-class diagnostic solutions, bringing innovative medicines to patients faster and using technology to improve the delivery of care. Our management team has transformed the Company into a leading global life sciences company with employees in approximately 53 countries.

2018 Performance Highlights

The Company achieved strong operational and financial performance across a broad range of measures.

Record Earnings. Adjusted Earnings Per Share were $11.02 in 2018, compared to $9.20 in 2017, an increase of 19.8 percent. Adjusted Earnings Per Share is a non-GAAP measure that excludes amortization, restructuring charges and special items, gains from divestitures, a pension settlement, and tax reform and other tax adjustments. In 2018, Adjusted Earnings Per Share excluded the gain on dispositions of businesses (decreased GAAP diluted EPS by $1.10 per share), impact of restructuring and other special charges (increased

GAAP diluted EPS by $1.17 per share), the impact of a pension settlement (increased GAAP EPS by $0.05 per share), the write-off of a venture investment (increased GAAP EPS by $0.04 per share), the impact of tax reform act adjustments (increased GAAP EPS by $0.44 per share), the impact of deferred tax merger revaluation (increased GAAP EPS by $0.08 per share) and amortization expense (increased GAAP EPS by $1.73 per share).

28	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

(1)	The full year consolidated results of the Company include Covance as of February 19, 2015; prior to February 19, 2015, these consolidated results exclude Covance.
(2)

Effective January 1, 2018, the Company adopted the FASB-issued converged standard on revenue recognition (ASC 606), using the full retrospective method. The table above presents the Company’s restated financial results in 2016 and 2017. The adoption of ASC 606 resulted in higher revenue and lower adjusted EPS in 2016 and 2017. The revenue and adjusted EPS for the years 2008 through 2015 do not reflect the adoption of ASC 606.

(3)	2008 revenue includes a $7.5 million adjustment relating to certain historic overpayments made by Medicare for claims submitted by a subsidiary of the Company.
(4)

Excluding the $0.44 per diluted share impact of restructuring and other special charges and the $0.31 per diluted share impact from amortization in 2008; excluding the ($0.09) per diluted share impact of restructuring and other special charges and the $0.35 per diluted share impact from amortization in 2009; excluding the $0.26 per diluted share impact of restructuring and other special charges and the $0.43 per diluted share impact from amortization in 2010; excluding the $0.72 per diluted share impact of restructuring and other special charges, the $0.03 per diluted share impact from a loss on the divestiture of assets and the $0.51 per diluted share impact from amortization in 2011; excluding the $0.29 per diluted share impact of restructuring and other special charges and the $0.54 per diluted share impact from amortization in 2012; excluding the $0.15 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2013; excluding the $0.34 per diluted share impact of restructuring and other special charges and the $0.55 per diluted share impact from amortization in 2014; excluding the $2.44 per diluted share impact of restructuring and other special charges and the $1.12 per diluted share impact from amortization in 2015; excluding the $0.64 per diluted share impact of restructuring and other special charges and the $1.17 per diluted share impact from amortization in 2016; excluding the $0.98 per diluted share impact of restructuring and other special charges, the $1.41 per diluted share impact from amortization, and the one-time benefit of $5.00 per diluted share from the implementation of the Tax Cuts and Jobs Act of 2017; and, excluding the $1.17 per diluted share impact of restructuring and other special charges, the net $1.10 per diluted share gain on disposition of businesses, the $0.05 per diluted share charge related to a pension settlement, the $0.04 per diluted share write-off of a venture investment, the $0.08 per diluted share expense due to the re-valuation of deferred tax liabilities related to the acquisition integration of Chiltern, the $1.73 per diluted share impact from amortization, and the impact from the implementation of the Tax Cuts and Jobs Act of $0.44 per diluted share in 2018.

(5)

EPS, as presented represents adjusted, non-GAAP financial measures. Diluted EPS, as reported were: $4.16 in 2008; $4.98 in 2009; $5.29 in 2010; $5.11 in 2011; $5.99 in 2012; $6.25 in 2013; $5.91 in 2014; $4.35 in 2015; $6.82 in 2016; $11.81 in 2017; and $8.61 in 2018. Diluted EPS was restated in 2016 and 2017. Diluted EPS for the years 2008 through 2015 does not reflect the adoption of ASC 606.

Shareholder Engagement and Evolution of Compensation Plan

Over the last five years, our annual advisory vote on executive compensation has averaged support of approximately 95 percent of the shares voted. Last year, our annual advisory vote on executive compensation received support from approximately 95 percent of the shares represented at the 2018 Annual Meeting of Shareholders and entitled to vote. We consider this level of approval indicative of the support of the vast majority of our shareholders. We remain committed to a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

To ensure shareholder input is reflected in our programs, we engage with our shareholders throughout the year to discuss their views on our compensation and corporate governance programs as well as other topics of emerging concern and focus. Since our last annual meeting, we have engaged with holders representing more than 75 percent of our shares outstanding. Our shareholder outreach involved members of management and our Board, including our Compensation Committee Chair. We strive to increase our engagement with our shareholders, including by involving our Lead Independent Director as well as other members of our Board in meetings with our largest shareholders. One key area of discussion with our shareholders is our executive compensation program. Input from our shareholders on compensation is shared with our Compensation Committee and discussed as part of the Committee’s annual review of our compensation program. Specific comments we have received from investors are reflected in the evolution of our executive compensation program and compensation best practices, as well as our corporate governance practices, such as the adoption of our Clawback Policy.

Since 2011, we have made several key structural changes to emphasize long-term performance and create stronger alignment with our strategic priorities.

In addition, we adopted a robust Incentive Compensation Recoupment Policy (the “Clawback Policy”) in 2018, which generally provides for clawback of cash and equity awards upon an Audit Committee or Compensation Committee finding, as applicable, of an accounting restatement caused by material non-compliance, an overpayment of an award based on an accounting error, or employee misconduct. See “Equity Grant Practices; Clawback Requirement” below for further discussion.

Our long-term incentives will continue to represent the overwhelming majority of our executives’ compensation mix to maintain emphasis on long-term alignment with the interests of our shareholders. With the Compensation Committee’s determination to reintroduce the use of stock options in its equity awards in 2017, the long-term incentive mix continues to be primarily performance-based, with 60 percent performance shares, 20 percent restricted stock units and 20 percent non-qualified stock options. The Committee concluded that the current mix is consistent with its commitment to responding to shareholder input, structuring pay for performance and incentivizing executives to achieve superior financial results and create shareholder value.

Compensation Program Overview and Alignment with Company Performance and Shareholder Interests

LabCorp’s executive compensation program is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term operational and strategic goals. We believe our executive compensation program discourages unnecessary risk-taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Focused on performance-based and variable compensation. Performance-based compensation comprises a significant part of total compensation, with the combined percentage of variable and at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers varies significantly with performance achievements;
•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies that are in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

The Committee has structured our executive compensation program to align compensation with performance using three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The Committee sets total target compensation for these three elements to be competitive in relation to the median peer compensation as reflected in data provided by FW Cook, its independent consultant, while continuing to emphasize the variable or at-risk portion of compensation when establishing the mix among these elements.

Approximately 61 percent of our CEO’s target compensation is based on long-term Company or stock price performance and is in the form of equity. We believe the significant portion of total compensation delivered in equity tightly aligns Mr. King’s performance with the Company’s objectives and our shareholder’s expectations. Over 75 percent of our CEO’s compensation is performance-based and at-risk.

30	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The charts below show the mix of pay elements included in total compensation opportunities for 2018 for our Chief Executive Officer and an average for our other NEOs:

(1)	Pay mix totals do not include a special retention restricted stock award with an approximate value of $2,000,000 to Mr. Ratliff.

The Company seeks to achieve outstanding performance for our shareholders through a focus on increased adjusted operating income, revenue, adjusted EPS, and relative total shareholder return (compared against our peer group). Our compensation program rewards our executives for achieving goals set for these financial measures, as well as provides them a direct incentive to both preserve and create shareholder value and increase the Company’s stock price. A substantial majority of the executives’ 2018 compensation opportunity was in the form of variable and performance-based awards, including performance-based cash compensation under our annual incentive cash plan (the “MIB Plan”), performance shares, stock options and restricted stock units, all of which provide our executives a strong incentive to drive Company performance and increase shareholder value. Incentive compensation is guided by the following principles:

•	the MIB Plan provides payments only if performance goals are met or exceeded;

•	payments under the MIB Plan, if any, are based on a mix of Company goals common to all executives and strategic and individual goals for each executive in line with the executive’s major responsibilities, so that incentive cash payments relate to both Company performance as well as individual performance, and performance goals are tied to specific financial and operational priorities of the Company each year;
•	by granting performance shares on overlapping cycles, the Company can adjust multi-year performance goals each year, as appropriate; and

•	a significant portion of long-term incentives under the long-term incentive program (60 percent) are earned only if three-year objective performance goals are met.

The Committee believes this program reflects our strong commitment to a results-driven compensation program and the amounts earned in 2018 by our NEOs reflect this approach. For example, most of the Company’s financial goals under the MIB Plan were achieved near or above target. As a result of performance on those goals and after taking into account individual goals, Mr, King received a MIB payout at 91.9 percent of target and the 2018 MIB Plan payouts to the other NEOs ranged between 81.6 and 91.9 percent of target.

Our commitment to paying for performance is demonstrated in the graph below, which shows the total payout of the annual non-equity incentive compensation for Mr. King year over year from 2014 to 2018. During the three-year period ending in 2018, the Company reported significant growth in revenue, earnings, free cash flow, and stock price, driven by organic growth and disciplined acquisitions, including the 2015 acquisition of Covance, Inc., which significantly expanded the Company’s offering to the biopharmaceutical industry, increased the Company’s international presence and enhanced the Company’s long-term profitable growth opportunities.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Strong Compensation Practices

Consistent with the Company’s focus on enhancing the alignment of our executive officers’ interests with those of our shareholders, the Company’s executive compensation program has the following features:

•

all executives must meet significant stock ownership requirements that increase with their level of responsibility within the Company; in 2018 the stock ownership requirements for the Chief Executive Officer and Executive Vice Presidents were six times base salary and three times base salary, respectively;

•

we prohibit pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock;

•	we do not provide any tax gross-ups to executives, including on any severance/change in control payments;

•	there is a cap on annual incentive cash payment opportunity even for extraordinary performance so that executives are not provided incentives to take inappropriate risks;

•	there are no employment agreements;

•

the Master Senior Executive Change-in-Control Severance Plan, which provides financial protection for our executives in circumstances involving a change in control, is a “double trigger” plan, requiring a qualifying termination following a change in control for severance payouts;

•

we have “double-trigger” provisions requiring a qualifying termination following a change in control prior to severance benefits becoming payable under our Master Senior Executive Change-in-Control Severance Plan and prior to accelerated vesting of awards assumed or substituted in connection with a change in control under our 2016 Omnibus Incentive Plan;

•

the Incentive Compensation Recoupment Policy (the “Clawback Policy”), which generally provides for clawback of cash and equity awards upon an Audit Committee or Compensation Committee finding, as applicable, of an accounting restatement caused by material non-compliance, an overpayment of an award based on an accounting error, or employee misconduct;

•

“double trigger” provisions under the 2016 Omnibus Incentive Plan pursuant to which awards assumed or substituted in connection with a change in control will only result in accelerated vesting in the event of a qualifying termination;

•	no guaranteed bonuses;

•	no excessive severance or change in control provisions; and

•	no payment of dividends on stock options or unvested performance awards.

The Role of the Compensation Committee

The Compensation Committee is responsible for the development, oversight and implementation of the executive compensation plan. The Committee works throughout the year reviewing compensation trends, evaluating emerging best practices and considering changes to the executive compensation program that aligns pay with performance and provide our senior management with an incentive to achieve superior financial results for the Company. In determining whether changes to the executive compensation program are needed, the Committee considers the goals and strategic objectives of the Company, including changes to strategy that should be reflected in the incentive structure

32	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

of the management team. The Committee also considers the results of prior advisory votes on compensation and direct shareholder input in determining changes to the executive compensation program. The Committee approves changes to each component of executive officer compensation, including merit increases in base salary, annual incentive awards and long-term equity incentive awards.

Compensation Decisions for Mr. King

With regard to compensation decisions for Mr. King, our Chief Executive Officer, the Compensation Committee considers the results of his performance assessment, including input from all independent non-employee directors, as well as the Company’s financial and business performance. In an executive session, the chair of the Compensation Committee leads the independent non-employee directors through a review of Mr. King’s annual accomplishments, a review and approval of compensation actions recommended by the Compensation Committee, and a review of performance objectives for the next year. The Board (except for Mr. King) reviews and approves the Committee’s decisions with respect to Mr. King’s compensation.

The Role of Management

Annually, Mr. King is invited to provide input on the Compensation Committee’s executive compensation decisions, and the Compensation Committee has delegated to Mr. King the responsibility of determining the individual and strategic goals for the annual incentive plans for each of the other NEOs, subject to the approval of the Compensation Committee. Mr. King’s input and compensation proposals for the other NEOs are based on his assessment of past and expected individual performance and contribution. In addition, in her role as the Company’s Chief Human Resources Officer, Ms. Uthgenannt generally attends and participates in meetings of the Compensation Committee, including to provide input on the design and implementation of the Company’s executive compensation program.

The Role of the Independent Consultant

FW Cook, the Committee’s independent compensation consultant, plays an integral role in supporting the Compensation Committee in the compensation-setting process, and one of its representatives attends most of the Compensation Committee meetings to serve as a resource for the Committee. FW Cook provides insight and advice related to the Company’s compensation plans and policies, and provides recommendations based on compensation trends and regulatory and compliance developments. To encourage independent review and discussion of executive compensation matters, the Compensation Committee and the Committee chair regularly meet with the independent compensation consultant in executive sessions without management present. The Compensation Committee has sole authority to retain or replace the independent compensation consultant. To maintain consultant independence, Compensation Committee pre-approval is required for all services performed by the independent compensation consultant. In 2018, the Committee assessed the independence of FW Cook considering, among other factors, the independence factors established by the New York Stock Exchange. Specifically, FW Cook provides no services to the Company or its management other than the services provided to the Compensation Committee in its capacity as the Committee’s independent adviser on executive compensation matters. FW Cook affirmed that no member of the consulting team has any business or personal relationship with the CEO or any member of the Company’s Compensation Committee. FW Cook also affirmed that neither FW Cook nor any member of the consulting team serving the Company’s Compensation Committee owns any stock of the Company. In addition, the Committee evaluated the work of FW Cook and determined that its work raised no conflict of interest, including under applicable New York Stock Exchange factors. Considering all of these factors, the Compensation Committee concluded FW Cook was independent.

Use of Peer Group

In evaluating executive compensation, the Compensation Committee considers both absolute performance of the Company and performance relative to an established peer group, as well as the pay practices of that peer group. With input from FW Cook and recognizing that LabCorp has no directly comparable competitors, the comparative peer group is selected from public companies in the healthcare services industry that are closest to LabCorp in terms of scope of services and are of a similar size in terms of revenue, profitability, cash flow, market capitalization and number of employees. Each year, with the support of FW Cook, the Committee reviews the previous year’s peer group to ensure it remains valid for benchmarking purposes and adjusts as needed to reflect changes in business strategy and circumstances (e.g., acquisitions). St. Jude Medical, Inc. was removed from the peer group following its acquisition by Abbott Laboratories in January 2017. Envision Health Care Corporation and MEDNAX, Inc. were added to the peer

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

group as the Committee believes that the size and business mix of each company makes them suitable comparators for LabCorp. The companies included in the 2018 comparative peer group were:

Agilent Technologies, Inc.	MEDNAX, Inc.
Baxter International Inc.	Mylan N.V.
Becton, Dickinson and Company	Owens & Minor, Inc.
Boston Scientific Corporation	Perrigo Company plc
DaVita Healthcare Partners Inc.	Quest Diagnostics Incorporated
Envision Healthcare Corporation	Stryker Corporation
Henry Schein, Inc.	Thermo Fisher Scientific
IQVIA Holdings Inc.

Annually, FW Cook prepares a review of competitive total compensation for the Company’s executives versus total compensation for similar positions at our peer group companies and utilizes national general industry survey data for executives for whom there is insufficient comparable information in the peer company proxy statements.

Shareholder Input

In addition to the overall comparative framework and the other factors discussed above and below, we also consider input from our shareholders. We engaged with shareholders representing more than 75 percent of our shares outstanding throughout the year relating to executive compensation matters and will continue our outreach and consideration of input from shareholders. We also consider the outcome of our annual say on pay votes when making executive compensation decisions. See “Proposal No. 2” below for this year’s “say on pay” proposal. Last year, approximately 95 percent of the shareholders’ votes represented at the 2018 Annual Meeting of Shareholders and entitled to vote on this proposal were voted in favor of the proposal. The Committee believes that this approval by a substantial majority of our shareholders demonstrates strong support for our approach to executive compensation and, as a result, the Committee will continue to evaluate executive compensation using the same clear principles of performance-based compensation.

2018 Actions

Our executive compensation program focuses on three key elements of compensation: (i) annual salary; (ii) annual cash incentive pay; and (iii) long-term incentive awards. The following chart shows how these elements were used by the Committee in 2018.

LABCORP - 2018 EXECUTIVE COMPENSATION STRUCTURE AND ACTIONS

BASE SALARY

Effective July 2018, the Committee increased Mr. King’s base pay by 4.3%, which had not been increased in the prior year. The base salaries of other NEOs were increased as follows: Messrs. Eisenberg and Ratliff by 3.1%, Mr. Huff by 3.0%, and Mr. Eberts by 5.8%. (Mr. Huff declined his 2018 pay increase in light of LabCorp Diagnostics’ performance.)

ANNUAL CASH INCENTIVE (MIB Plan)	PERFORMANCE METRICS
	Consolidated Revenues		Payouts under the 2018 MIB Plan were 91.9% of Target for the CEO and 91.9% for the other NEOs with the exception of Mr. Ratliff and Mr. Huff’s whose payouts were 91.1 % and 81.6% respectively
Consolidated Adjusted Operating Income
Strategic Objectives

LONG-TERM INCENTIVE (LTI)	PERCENT OF LTI	PERFORMANCE METRICS
	60% – Performance Shares	70% – EPS Growth	Payouts of 2016-2018 performance share cycle were 175% of Target
30% – Revenue
Total Shareholder Return (25% Modifier)
	20% – Restricted Stock Units	Service During Vesting Period
	20% – Non-qualified Stock Options	Service During Vesting Period

34	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In addition to the three main elements of our compensation program, we also provide limited perquisites, severance benefits and post-retirement benefits as part of a standard, competitive compensation package.

From time to time, the Committee, in its discretion, determines that certain executives should receive additional compensation outside of the annual compensation program. In 2018, the Committee determined that Mr. Ratliff should receive, and in April 2018 granted him, a restricted stock unit award with an approximate value of $2,000,000, with 20 percent vesting on the one year anniversary of the grant date and 30 and 50 percent vesting on the second and third anniversaries of the grant date, respectively, to incentivize Mr. Ratliff to continue as Executive Vice President of the Company and Chief Executive Officer of Covance Drug Development over the long-term.

Base Salary

While the Compensation Committee generally targets salary levels of the NEOs at or below the median of the peer group, it retains the flexibility to adjust individual compensation to take into account variations in the individual’s job experience and responsibility, including as reviewed and recommended to the Committee by Mr. King. Annual changes in base salaries are determined using several factors, including the peer group’s practices, our performance, the individual’s performance and increases generally provided to our employees.

Effective July 2018, the Committee increased Mr. King’s base pay by 4.3 percent. Mr. King declined a base pay increase in 2017. The base salaries of certain other NEOs were increased as follows: Messrs. Eisenberg and Ratliff by 3.1 percent and Mr. Eberts by 5.8 percent. Mr. Eberts’ salary was increased based on a review of competitive base salaries and Mr. Eberts’ performance. Mr. Huff declined his salary increase in light of LabCorp Diagnostics’ performance.

Annual Cash Incentive Pay (MIB Plan)

Our MIB Plan is designed to compensate our executives for achieving in-year goals that further the Company’s strategy and create shareholder value. Target MIB Plan award amounts for 2018 for the NEOs ranged from 70 percent to 150 percent of base salary, depending on the role of the executive and competitive market positioning. As a result of the level of performance on those goals and after taking into account individual goals, Mr. King received a MIB Plan payout below target at 91.9 percent of target. The other NEOs received a MIB payout of approximately 91.9 percent of target on average with the exception of Mr. Ratliff, whose payout was at 91.1 percent of target, and Mr. Huff whose payout was at 81.6 percent of target.

Company financial goals may be achieved by the NEOs at a threshold, target or superior level. If actual performance measures fall between either the threshold and target levels or the target and superior levels, the payouts are interpolated accordingly. If the threshold level of performance for a particular goal is not achieved, the payout for that goal is zero. Individual and strategic goals are measured based on a yes/no outcome (i.e., the goal was either achieved, triggering a 100 percent target payment, or was not achieved, resulting in no payment).

Company Financial Goals. For 2018, all of the NEOs shared the following two Company financial goals, which were each weighted at 35 percent for Messrs. King, Eberts and Eisenberg and at ten percent for Messrs. Huff and Ratliff:

•	Consolidated Revenues; and

•	Consolidated Adjusted Operating Income

The consolidated revenues and consolidated adjusted operating income performance measures were selected as performance measures because they are top-line and bottom-line measures used by the Company and the investment community to evaluate our operating performance.

Mr. Ratliff had the following three additional business segment financial goals:

•	Covance Drug Development Segment Adjusted Operating Income (25 percent weighting);

•	Covance Drug Development Segment Revenues (15 percent weighting); and
•	Covance Drug Development Segment Net Orders (10 percent weighting).

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COMPENSATION DISCUSSION AND ANALYSIS

Mr. Huff had the following two additional business segment financial goals:

•	LabCorp Diagnostics Segment Revenues (25 percent weighting); and

•	LabCorp Diagnostics Segment Adjusted Operating Income (25 percent weighting).

In addition to the shared Company financial goals described above, the performance measures used for the remaining 30 percent of each NEO’s target amount were directed to specific areas of focus for each NEO for 2018, tying individual performance to strategic goals that were intended to contribute to our overall success. The individual and strategic goals applicable to each NEO under the MIB Plan for 2018 are discussed below under the heading “Summary of MIB Plan Payments by Executive.”

Setting and Evaluating Performance Targets. The threshold, target and superior goals for the consolidated revenues and consolidated adjusted operating income measures were based on various outcomes considered by the Compensation Committee, with the target amounts most closely approximating the Company’s operating budget approved by the Board. The achievement of performance measures that are not financially-based was determined by the Committee in its discretion and after discussion with Mr. King. Performance levels are determined annually by the Compensation Committee based upon its collective experience, reasoned business judgment and consultation with FW Cook. The Compensation Committee determines the performance measures, performance targets and allocation for Mr. King. In turn, the Committee has delegated to Mr. King the responsibility of determining the individual and strategic goals for the annual incentive plans for each of the other NEOs, subject to the approval of the Compensation Committee.

Results for 2018 Company and Segment Financial Goals. The 2018 goals that were common for each of the NEOs and the result for the year for each goal were:

COMPANY GOALS	THRESHOLD	TARGET	SUPERIOR	2018 RESULT	% OF TARGET

Consolidated Revenues(1)	$10,938.9 million	$11,466.3 million	$11,993.7 million	$11,353.7 million	99.0%

Consolidated Adjusted Operating Income(2)	$1,535.6 million	$1,806.6 million	$1,987.3 million	$1,716.5 million	95.0%

LABCORP DIAGNOSTICS SEGMENT BUSINESS	THRESHOLD	TARGET	SUPERIOR	2018 RESULT	% OF TARGET

Segment Revenues(3)	$6,695.1 million	$7,017.9 million	$7,340.7 million	$7,039.9 million	100.3%

Segment Adjusted Operating Income(4)	$1,203.3 million	$1,415.6 million	$1,557.2 million	$1,352.8 million	95.6%

COVANCE DRUG DEVELOPMENT SEGMENT BUSINESS	THRESHOLD	TARGET	SUPERIOR	2018 RESULT	% OF TARGET

Segment Revenues(5)	$3,964.0 million	$4,404.4 million	$4,844.8 million	$4,324.1 million	98.2%

Segment Adjusted Operating Income(6)	$449.9 million	$529.3 million	$582.2 million	$507.4 million	95.9%

Segment Net Orders(7)	$5,184.5 million	$5,760.5 million	$6,336.6 million	$5,440.6 million	94.4%

(1)

Consolidated Revenues represents the Company’s consolidated revenues as reported in the Annual Report on Form 10-K for the year ended December 31, 2018, adjusted for foreign currency impact versus budgeted exchange rates.

(2)

Consolidated adjusted operating income represents the Company’s consolidated adjusted operating income (excluding amortization, restructuring and other special charges) as reported in the Company’s 2018 earnings release on February 7, 2019, adjusted for foreign currency impact versus budgeted exchange rates.

(3)

LabCorp Diagnostics’ Segment Revenues represents LabCorp Diagnostics revenues as reported in the Company’s 2018 earnings release on February 7, 2019, adjusted for foreign currency impact versus budgeted exchange rates.

(4)

LabCorp Diagnostics’ adjusted Segment Operating Income represents LabCorp Diagnostics adjusted operating income as reported in the Company’s 2018 earnings release on February 7, 2019, adjusted for foreign currency impact versus budgeted exchange rates.

(5)

Covance Drug Development’s Segment Revenues represents Covance Drug Development’s revenues as reported in the Company’s 2018 earnings release on February 7, 2019, adjusted for foreign currency impact versus budgeted exchange rates.

(6)

Covance Drug Development’s Segment adjusted Operating Income represents Covance Drug Development’s adjusted operating income as reported in the Company’s 2018 earnings release on February 7, 2019, adjusted for foreign currency impact versus budgeted exchange rates.

(7)	Segment Net Orders represents Covance Drug Development’s reported net orders at actual currency rates.

36	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Summay of MIB Plan Payments by Executive

Mr. King

As Chief Executive Officer, Mr. King had individual goals for 2018 that were focused on the importance of executing key elements of our strategic plan. As a result of the achievements reflected in the table below, Mr. King’s earned annual incentive cash payment was approximately 91.9 percent of his 2018 target goal.

2018 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

David P. King	$1,150,000	150%	$1,725,000	91.9%	$1,584,513

2018 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenues(1)	$301,875	$603,750	$905,625	$518,277
	35%	Consolidated Adjusted Operating Income(1)	$301,875	$603,750	$1,207,500	$548,736

Individual/Strategic Goals:	15%	Detailed succession plan for top three roles(2)	$-	$258,750	$-	$258,750
	15%	Demonstrate value creation from Covance-LabCorp combination(3)	$-	$258,750	$-	$258,750

TOTAL	100%		$603,750	$1,725,000	$2,630,625	$1,584,513

(1)	The 2018 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2018 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the detailed succession plans for the top three roles.
(3)

The Compensation Committee determined that this goal was met and approved a payout at target based on the integration of capabilities and data streams from the two businesses as part of the Company’s effort to create a truly differentiated, end to end offering.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	37

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Eberts

As Chief Legal Officer, Mr. Eberts had individual goals for 2018 that were based on legal and global integration matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Eberts earned an annual incentive cash payment that was approximately 91.9 percent of his 2018 target goal.

As further discussed below in the section entitled Gary M. Huff and F. Samuel Eberts III Separation, Mr. Eberts retired from the Company effective February 15, 2019.

2018 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

F. Samuel Eberts III	$515,000	70%	$360,500	91.9%	$331,139

2018 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenues(1)	$63,088	$126,175	$189,263	$108,309
	35%	Consolidated Adjusted Operating Income(1)	$63,088	$126,175	$252,350	$114,680

Individual/Strategic Goals:	15%	Compliance Function – Develop leadership transition plan for Compliance function, including development and transition plan for succession candidate and drive enterprise integration of compliance activities for both operating units.(2)	$-	$54,075	$-	$54,075
	15%	Enterprise-Wide Legal Function: Implement new leadership structure including integration of Chiltern legal resources and organized legal structure supporting three strategic projects and second wave of the legal outsourcing and consolidation program(3)	$-	$54,075	$-	$54, 075

TOTAL	100%		$126,176	$360,500	$549,763	$331,139

(1)	The 2018 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2018 Company and Segment Financial Goals.”
(2)

The Compensation Committee determined that this goal was met and approved a payout at target based on the review, discussion and successful implementation of transition plan for succession candidate and integration of compliance activities for both operating units.

(3)

The Compensation Committee determined that this goal was met and approved a payout at target based on implementation of new leadership structure for the enterprise-wide legal function including Chiltern legal resources, organized legal structure supporting three strategic projects and the implementation of the second wave of the legal outsourcing and consolidation program.

38	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Eisenberg

As Chief Financial Officer, Mr. Eisenberg had individual goals for 2018 that were based on his responsibility for financial management, as well as his responsibility for completing organizational and financial analysis operations. As a result of the achievements reflected in the table below, Mr. Eisenberg earned an annual incentive cash payment that was approximately 91.9 percent of his 2018 target goal.

2018 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Glenn A. Eisenberg	$676,324	100%	$676,324	91.9%	$621,241

2018 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	35%	Consolidated Revenues(1)	$118,357	$236,713	$355,070	$203,195

	35%	Consolidated Adjusted Operating Income(1)	$118,357	$236,713	$473,427	$215,148

Individual/Strategic Goals:	15%	Organization: Focus on succession planning and filling key positions; CFO, Drug Development; SVP, OTS, and SVP and Chief Accounting Officer(2)	$-	$101,449	$-	$101,449

	15%	Financial Analysis: Improve Enterprise-wide financial analysis and reporting, decision support and forecasting through improved processes, talent management and technology changes(3)	$-	$101,449	$-	$101,449

TOTAL	100%		$236,714	$676,324	$1,031,394	$621,241

(1)	The 2018 results for the Company Financial Goals are set forth in the table above under the heading “Results for 2018 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the review of the successful hiring of the key positions as indicated.
(3)

The Compensation Committee determined that this goal was met and approved a payout at target based on the review and discussion and implementation of the financial system for reporting, decision support, forecasting through improved processes, talent management and technology changes.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Huff

As Chief Executive Officer for LabCorp Diagnostics, Mr. Huff had individual goals for 2018 that were based on operational matters in line with his major responsibilities. As a result of the achievements reflected in the table below, Mr. Huff earned an annual incentive cash payment that was approximately 81.6 percent of his 2018 target goal.

As further discussed below in the section entitled Gary M. Huff and F. Samuel Eberts III Separation, Mr. Huff’s employment with the Company terminated effective December 31, 2018.

2018 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

Gary M. Huff	$600,000	100%	$600,000	81.6%	$489,330

2018 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	10%	Consolidated Revenues(1)	$30,000	$60,000	$90,000	$51,504
	10%	Consolidated Adjusted Operating Income(1)	$30,000	$60,000	$120,000	$54,534

Company Segment Financial Goals:	25%	LabCorp Diagnostics Segment Revenues(1)	$75,000	$150,000	$225,000	$155,236
	25%	LabCorp Diagnostics Segment Adjusted Operating Income(1)	$75,000	$150,000	$300,000	$138,056

Individual/Strategic Goals	15%	Work with corporate operations to develop a facilities planning roadmap, complete by 9/1/18(2)	$-	$90,000	$-	$90,000
	15%	Ensure patient service centers are deployed in Walgreens sites in 2018 and implement a new process for capturing patient information(3)	$-	$90,000	$-	$-

	100%		$210,000	$600,000	$915,000	$489,330

(1)	The 2018 results for the Company Financial Goals and the Company Segment Financial Goals are set forth in the table above under the heading “Results for 2018 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on the development of the facilities planning roadmap.
(3)	The Compensation Committee determined that this goal was not met and therefore did not approve a payout.

40	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Mr. Ratliff

As Executive Vice President of LabCorp and Chief Executive Officer of Covance Drug Development, Mr. Ratliff had individual goals for 2018 that were based on his responsibility for completing certain strategic operations with respect to LaunchPad and other priorities. As a result of the achievements reflected in the table below, Mr. Ratliff earned an annual incentive cash payment that was approximately 91.1 percent of his 2018 target goal.

2018 TARGET AND ACTUAL PAYOUT

	BASE SALARY	TARGET % OF BASE SALARY	TOTAL OPPORTUNITY AT TARGET	ACTUAL PAYOUT % OF TARGET	ACTUAL PAYOUT

John D. Ratliff	$669,500	125%	$836,875	91.1%	$762,593

2018 RESULTS

	ALLOCATION BY GOAL		INCENTIVE CASH PAYMENT OPPORTUNITY BY GOAL BY LEVEL OF ACHIEVEMENT
	%	GOAL	THRESHOLD	TARGET	SUPERIOR	ACTUAL PAYOUT

Company Financial Goals:	10%	Consolidated Revenues(1)	$41,844	$83,688	$125,531	$71,838
	10%	Consolidated Adjusted Operating Income(1)	$41,844	$83,688	$167,375	$76,064

Company Segment Financial Goals:	25%	Adjusted Operating Income(1)	$104,609	$209,219	$418,438	$193,863
	15%	Revenues(1)	$62,766	$125,531	$188,297	$109,316

	10%	Net Orders(1)	$41,844	$83,688	$125,531	$60,450

Individual/Strategic Goals:	15%	Execute LaunchPad project portfolio(2)	$-	$125,531	$-	$125,531

	15%	Execute specific strategic priorities(3)	$-	$125,531	$-	$125,531

TOTAL	100%		$292,907	$836,875	$1,276,235	$762,593

(1)	The 2018 results for the Company Financial Goals and the Company Segment Financial Goals are set forth in the table above under the heading “Results for 2018 Company and Segment Financial Goals.”
(2)	The Compensation Committee determined that this goal was met and approved a payout at target based on successful execution of the LaunchPad project portfolio.
(3)	The Compensation Committee determined that this goal was met and approved a payout at target based on the execution of key specific strategic priorities.

Long-Term Incentive Awards

Long-term incentive awards for 2018 continued to be comprised of a mix of performance share awards (60 percent of target value, based on grant date fair value), time based non-qualified stock options (20 percent of target value, based on the Black-Scholes option pricing model) and restricted stock units (20 percent of target value, based on grant date fair value).

In setting 2018 long-term compensation, the Compensation Committee determined that a balanced program using performance-based awards, non-qualified stock options and restricted stock units would achieve all of the following:

•	reward stock-price growth;

•	deliver performance-based, at-risk compensation through performance shares;

•	ensure longer-term business focus through the use of multi-year operational performance goals to determine the number of performance share awards ultimately earned;
•	provide retention features through multi-year vesting and the use of stock options and restricted stock units (three-year vesting requirement);

•	align interests of executive officers, including the NEOs, with interests of all shareholders; and

•	align with emerging practices of the market and peer group data.

Long-term incentive award values for 2018 were structured so that target award opportunities were generally positioned to deliver total direct compensation at the median of the peer group. Mr. King’s award values for 2018 were slightly above the median of the peer group and the award values for the balance of the NEOs for 2018 ranged from slightly below the 25th percentile to slightly above the 75th percentile of the peer group. The Compensation

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

Committee retains the flexibility to adjust individual award levels, taking into account variations in the individual’s job experience and responsibility, including as reviewed and recommended to the Committee by Mr. King for executives other than himself. These values were selected based on the Company’s desire to attract and retain executive talent, the Company’s stated objective of placing a greater emphasis on long-term incentives and the Committee’s assessment of the Company’s performance. Non-qualified stock options and restricted stock units generally vest in equal one-third increments over a three-year period beginning on the first anniversary of the grant date.

The Committee has used a relative total shareholder return (“TSR”) metric as a modifier on the performance share metrics since 2014. If the three-year cumulative relative TSR falls below the 25th percentile of our peer group, the calculated payout of the performance shares will be reduced by 25 percent. If the three-year cumulative relative TSR is above the 75th percentile, the calculated payout of the performance shares will be increased by 25 percent. The Committee believes the use of a TSR modifier ensures that exceptional or subpar TSR performance appropriately limits or rewards long-term incentive compensation that is based on EPS growth and revenue. The metrics for the long-term performance share program are as follows:

•	70 percent: EPS growth over a three-year period

•	30 percent: Revenue growth measured by cumulative revenue over a three-year period
•	Modifier of 25 percent based on relative TSR over a three-year period

In 2018, in consultation with our compensation consultant and in consideration of peer group metrics, we revised the enterprise performance metrics for performance share awards, raising the performance target for “superior” and lowering the performance target for “threshold,” with the objective of better aligning performance with superior results.

Mr. Ratliff’s retention award, discussed above, was not considered in determining the award size or mix of his long-term incentive awards.

2018-2020 Performance Shares Granted

Performance shares granted to each of the NEOs for the 2018-2020 performance period will be earned, if at all, based on three-year average annual EPS growth, revenue growth measured by three-year cumulative revenue, and total shareholder return relative to our peer group, as follows:

GOAL	WEIGHTING	THRESHOLD	TARGET	SUPERIOR

EPS GROWTH (annual)	70%	2018: $11.25 2019 & 2020: 2% annual growth rate over the prior year	2018: $11.60 2019 & 2020: 5% annual growth rate over the prior year	2018: $11.95 2019 & 2020: 8% annual growth rate over the prior year

REVENUE GROWTH (3-year cumulative revenue)	30%	$34.9 billion	$35.8 billion	$36.7 billion
RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER	N/A	Bottom 25th Percentile -25%	Between the 26th and 75th Percentile No adjustment	Top 25th Percentile +25%

Details related to the grant size for each NEO can be found in the Grants of Plan-Based Awards table on page 49.

EPS and revenue growth were selected as targets because they are important measures used by the Company and the investment community to evaluate our operating performance. EPS goals require annual growth against each prior year EPS outcome over the entire three-year period. The cumulative revenue goal in the long-term incentive program reflects the multilayer cycle in certain strategic revenue objectives. The relative total shareholder return modifier was selected based on input from our shareholders, FW Cook’s recommendations and the Compensation Committee’s goal of linking a portion of long-term incentive compensation directly to relative shareholder returns. Amounts earned are interpolated for achievement between levels. Failure to achieve threshold would result in the executives receiving no performance shares for the period in question.

42	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2016-2018 Performance Share Awards Earned

We granted performance share awards in 2016 that would be earned only to the extent the stated performance goals over the three-year performance period ending December 31, 2018 were realized. Awards were earned at 175 percent of target, and will vest on April 1, 2019:

GOAL	WEIGHTING	THRESHOLD	TARGET	SUPERIOR	2016-2018 RESULT ****

EPS GROWTH* (annual)	70%	2016: $8.29 2017 & 2018: 2% annual growth rate over the prior year	2016: $8.66 2017 & 2018: 4% annual growth rate over the prior year	2016: $8.83 2017 & 2018: 6% annual growth rate over the prior year	>6% average annual growth rate in all 3 years
REVENUE GROWTH (3-year cumulative revenue)**	30%	$28.2 billion	$29.1 billion	$29.9 billion	$30.6 billion
RELATIVE TOTAL SHAREHOLDER RETURN MODIFIER***	N/A	Bottom 25th Percentile	26th-75th Percentile	Top 25th Percentile	38th Percentile

*

The level of achievement was determined separately for each of 2016, 2017 and 2018, and then an average of the achievement levels for these three years was calculated to determine the overall achievement level of the EPS Growth performance criterion for the 2016-2018 performance period.

**

When established, revenue targets set forth in this table were intended to be reduced to exclude revenue from the Company’s Canadian operations that was budgeted in the targets set forth herein to the extent, and for the period, that the Company is no longer required under GAAP to consolidate the financial results of those operations and therefore revenues from those operations are no longer included in the amount of revenue reported on the face of the Company’s audited financial statements in that period.

***	Refers to the percentile among our peer group based on Total Shareholder Return.

****

The level of achievement of Revenue and EPS were adjusted to exclude the impact of (i) adoption of ASC 606-Revenue from Contracts with Customers (adopted in 2018), (ii) the Tax Cuts and Jobs Act (enacted at the end of 2017), and, (iii) the Protecting Access to Medicare Act (effective January 1, 2018), all of which together had the cumulative effect for this purpose of reducing the amount of the Revenue and EPS that was reported as having being achieved by the Company. The stated performance goals were not adjusted.

The chart below shows the total payout of the performance share awards earned for Mr. King for each three-year period from 2014 to 2018.

Equity Grant Practices; Clawback Requirement

Generally, the Compensation Committee approves equity grants at the beginning of the year in connection with a regularly scheduled Compensation Committee meeting. The equity grants are awarded under the 2016 Omnibus Incentive Plan, pursuant to which the grant date of an award is the date the Compensation Committee approves the award, and the price is based on the closing market price on the grant date. The Compensation Committee does not time awards with the release of information concerning the Company.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

Awards that have been made pursuant to the 2016 Omnibus Incentive Plan are subject to any recoupment policy adopted by us to comply with the requirements of any applicable laws. In December 2018, the Board adopted the Clawback Policy, which generally provides for clawback of cash and equity awards upon an Audit Committee or Compensation Committee finding, as applicable, of an accounting restatement caused by material non-compliance with any reporting requirement, an overpayment of an award based on an accounting error, or employee misconduct. In addition, awards made under the 2016 Omnibus Incentive Plan may be annulled if the grantee is terminated for cause (as defined in the 2016 Omnibus Incentive Plan or in any other agreement with the grantee).

Stock Ownership Guidelines

The Board believes that requiring executive management to maintain a significant personal level of stock ownership ensures that each executive officer is financially aligned with the interests of our shareholders. Pursuant to the executive stock ownership program, the stock ownership requirement for each senior executive is determined annually, utilizing the executive’s base salary as of the business day closest to June 30 of each year (the “Measurement Date”) and the average closing price of the Company’s Common Stock for the 90-day period ending on the Measurement Date. For new executive officers, the stock ownership requirement is initially determined as of the date that the person becomes an executive officer, utilizing the executive’s base salary as of that date and the average closing price of the Company’s Common Stock for the 90-day period ending on that date.

The required level of stock ownership will be adjusted if the executive’s position changes and the new position has a different ownership requirement. An executive is required to maintain this level of stock ownership throughout his or her tenure with the Company until near retirement, as explained below. The ownership requirements for each position are:

POSITION	COMPANY STOCK OWNERSHIP REQUIREMENTS AS A MULTIPLE OF BASE SALARY

Chief Executive Officer	6x
Executive Vice Presidents	3x
All Other Executive Officers	1x

Until the required level of ownership is met, an executive is required to hold 50 percent of any shares of Company Common Stock acquired upon the lapse of restrictions on any stock grant and upon the exercise of stock options, net of taxes and shares used to pay the exercise price. If an executive fails to meet or show progress towards satisfying these requirements, the Compensation Committee may reduce future equity grants or other incentive compensation for that executive. Once an executive reaches the age of 62, the ownership requirement is reduced by 50 percent, and once an executive reaches the age of 64, the ownership requirement is reduced by 75 percent. As of December 31, 2018, each of the NEOs was in in compliance with the stock ownership guidelines, either through satisfying the required level of ownership, or by satisfying the holding requirement.

Ban on Pledging and Hedging Transactions

The Company maintains an Insider Trading Policy that prohibits executives and key employees from pledging and hedging with respect to Company stock, including the use of “short sales,” “puts,” “calls” and similar instruments designed to offset the risk of a decline in the value of the Company’s stock.

Perquisites

The Compensation Committee has determined that financial services, long-term disability, a wellness exam allowance and certain security services are appropriate benefits that help ensure that the Company’s executives maintain appropriate fiscal and physical health, which contributes to stable executive leadership for the Company. While historically the use of corporate aircraft for personal travel has been limited to extraordinary circumstances, in December 2017, the Board, upon the recommendation of the Compensation Committee, permitted Mr. King to use corporate aircraft for personal travel to increase his time available for business purposes, enhance his productivity and efficiency, and promote safety and security while traveling. The Compensation Committee set a personal travel allowance of $150,000 for Mr. King’s use in 2018. Mr. King, however, will not receive tax reimbursement for any imputed income associated with personal travel.

44	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee believes that the perquisites are conservative and beneficial to the Company, and there are no tax gross-up payments associated with these perquisites. For more information on perquisites in 2018, including the valuation and amounts, see the “Summary Compensation Table” below.

Termination and Change-in-Control Payments

The Company originally adopted a severance program in 1996 to provide participants financial protection in circumstances involving a qualifying termination, with a higher level of payment if the qualifying termination occurs within three years of a change in control (a “double trigger”). The severance program comprised the Amended and Restated Master Senior Executive Severance Plan (the “Amended and Restated Severance Plan”) and the Master Senior Executive Change-in-Control Severance Plan (the “Change-in-Control Plan”). The Company originally adopted and continues to maintain the severance program to provide a competitive benefit necessary to attract and retain executives, and so that in the context of a change in control the executive would consider corporate actions that would benefit shareholders without regard to personal finances.

As a result of amendments over time, we believe that the severance program is appropriately structured and consistent with current market practice. For example, the plans provide for severance payments, a portion of which is based on the executive’s average actual MIB payout over a three-year period prior to the termination of employment, rather than target, and the plans do not have tax gross-up payments associated with change-in-control payments. For additional information on the termination and change-in-control benefits under the Amended and Restated Severance Plan and the Change-in-Control Plan, see “Potential Payments Upon Termination or Change-in-Control” on page 54.

The 2016 Omnibus Incentive Plan provides that if awards are assumed or substituted in connection with a change in control, only a qualifying termination event will result in accelerated vesting (i.e. “double trigger”). The plan does not provide for any gross-up. We believe these provisions are consistent with current compensation trends.

Senior Executive Transition Policy

In 2004, the Board approved the Senior Executive Transition Policy (the “Transition Policy”) to reflect the belief that a strong succession planning process ensures the continued success of the Company while failure to ensure a smooth transition of leadership would have an adverse effect on the Company and its shareholders. Eligibility requirements for the Transition Policy include, (i) being a member of the management Executive Committee (“EC”) and designated as a participant by the Chief Executive Officer and the Compensation Committee, (ii) having five years of service as an EC member, (iii) having ten years of service with the Company, and (iv) approval from the Board of a plan that ensures a smooth and effective transition of the departing executive’s management team and includes a non-solicit and non-compete agreement. The eligibility requirements of the Transition Policy are designed to ensure the retention of the executive over a period of time, to provide the Company with the ability to limit participation to the most senior executives and to ensure the goal of strong succession planning. The Transition Policy also provides additional protection to the Company in the form of non-compete and non-solicitation obligations on the part of the departing executive, which obligations extend for a period of two years from the date of a departing executive’s termination and, with respect to the non-solicitation obligations, apply to any business or entity that was a customer of LabCorp during the one year period preceding the date of a departing executive’s termination. The policy sets forth the treatment of long-term incentive awards made under the Company’s stock incentive plans in the event of a voluntary termination before age 65. On September 14, 2014, the Compensation Committee decided to end future participation in the Transition Policy. The only individual designated for participation in the Transition Policy is Mr. King.

Deferred Compensation Plan

In 2001, the Board approved the Deferred Compensation Plan (the “DCP”), under which certain of the Company’s executives, including the NEOs, may elect to defer up to 100 percent of their annual cash incentive pay and/or up to 50 percent of their annual base salary and/or eligible commissions subject to annual limits established by the federal government. The deferral limits were based on the Compensation Committee’s assessment of best practices at the time the DCP was established. The DCP provides executives a tax efficient strategy for retirement savings and capital accumulation without significant cost to the Company. The Company makes no contributions to the DCP. For additional information on the DCP, see “Deferred Compensation Plan” and accompanying table beginning on page 53.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Retirement Plans

The Company previously adopted a supplemental retirement plan, the Pension Equalization Plan (the “PEP”) for executives, including the NEOs who have met the Plan’s service requirements. The PEP is an unfunded, non-contributory, non-qualified plan that was designed to provide income continuation benefits at retirement and work in conjunction with the Company’s Cash Balance Retirement Plan (the “Cash Balance Plan”), a qualified and funded defined benefit plan available to substantially all employees. The PEP was intended to provide additional retirement benefits to a select group of management employees as an integral part of a total compensation package designed to attract and retain top executive performers. Requirements of participation when the PEP was established included (i) approval of participation by the Chief Executive Officer, (ii) being named as a Senior or Executive Vice President or operating in the capacity of one, or (iii) being named as the President or Chief Executive Officer. Effective January 1, 2010, both the PEP and the Cash Balance Plan were frozen; after that date no new participants have been admitted and no further service credits were awarded to current participants.

The Company currently offers a defined contribution retirement savings plan (i.e., 401(k) plan) called the Employees’ Retirement Savings Plan. Participation in this plan is available to substantially all eligible US-based employees, including executives. Company contribution information for executives is reflected in the “Summary Compensation Table” below.

Tax and Accounting Treatments

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”) limits the corporate federal income tax deduction for compensation paid, including pursuant to the Tax Cuts and Jobs Act of 2017 (the “TCJA”), to the chief executive officer, the chief financial officer, and, pursuant to IRS guidance, each of the three other highest-paid employees of public companies to $1 million per year. Prior to December 2017, compensation that was “performance-based” under Section 162(m) and compensation that was paid to the chief financial officer was not subject to this deduction limit. However, following enactment of the TCJA, these exceptions were eliminated. The Compensation Committee believes that tax deductibility is but one factor to be considered in fashioning an appropriate compensation package for executives. As a result, the Compensation Committee exercises its discretion in this area to design a compensation program that serves the long-term interests of the Company and has regularly decided that it is appropriate for the Company to make some compensation awards that are non-deductible.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K (including through incorporation by reference to this Proxy Statement).

THE COMPENSATION COMMITTEE

Garheng Kong, Chairperson

Jean-Luc Bélingard

Robert E. Mittelstaedt, Jr.

Adam H. Schechter

46	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

EXECUTIVE COMPENSATION

Summary Compensation Table

The compensation paid, accrued or awarded during the years ended December 31, 2016, 2017 and 2018 to the Company’s NEOs, which includes the Chief Executive Officer, the Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers as of December 31, 2018, is set forth below:

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)(1)	NON-QUALIFIED STOCK OPTIONS(2)	STOCK AWARDS ($)(2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)(3)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($)(4)	ALL OTHER COMPENSATION ($)(5)	TOTAL ($)

DAVID P. KING Chief Executive Officer	2018	$1,175,000	$1,819,080	$7,496,575	$1,584,513	$-	$189,068	$12,264,236
	2017	$1,150,000	$1,581,820	$6,749,173	$1,960,367	$128,904	$ 75,990	$11,646,254
	2016	$1,133,333	$-	$7,683,109	$1,785,419	$101,810	$149,826	$10,853,497

F. SAMUEL EBERTS III Senior Vice President Chief Legal Officer	2018	$530,000	$119,793	$499,684	$331,139	$-	$14,355	$1,494,971
	2017	$502,125	$111,350	$475,810	$389,204	$35,457	$14,155	$1,528,101
	2016	$486,875	$-	$529,589	$303,833	$26,784	$12,590	$1,359,671

GLENN A. EISENBERG Executive Vice President Chief Financial Officer	2018	$686,662	$403,747	$1,666,134	$621,241	$-	$52,955	$3,430,739
	2017	$666,474	$373,349	$1,588,668	$746,219	$-	$33,035	$3,407,745
	2016	$653,438	$-	$2,799,854	$679,626	$-	$10,030	$4,142,948

GARY M. HUFF Executive Vice President, Chief Executive Officer of LabCorp Diagnostics(6)	2018	$600,000	$301,701	$1,249,991	$489,330	$-	$2,784,825	$5,425,847
	2017	$525,082	$-	$2,964,735	$708,267	$48,451	$18,121	$4,264,656

JOHN D. RATLIFF Executive Vice President, Chief Executive Officer of Covance Drug Development	2018	$679,750	$758,689	$5,103,644	$762,593	$-	$184,961	7,489,637
	2017	$659,750	$697,573	$2,978,743	$648,415	$-	$13,035	$4,997,516

(1)

Values reflect the amounts actually paid to the NEOs in each year. Base salary adjustments, if any, typically occur in February of each year. In 2018, base salary adjustments were effective as of July 1. Base salary adjustments are typically not retroactive to the beginning of the year.

(2)

Represents the aggregate grant date fair value of options, restricted stock units and performance shares for each NEO granted during each respective year, computed in accordance with accounting standards for stock-based compensation. Assumptions used in this calculation are included on page F-35 of our 2018 Annual Report on Form 10-K. The grant date fair value of restricted stock units is based on the closing price of the Common Stock on the applicable grant date. For performance share awards, the grant date fair value is based on a Monte Carlo simulated fair value for the relative (to the 15 peer companies) total shareholder return component of the performance awards. The Monte Carlo simulation model uses the following assumptions to determine fair value: (i) expected volatility for the Company of 19.71% and a separate volatility for each company in the peer group based on the historical stock price volatility over the last 2.88 years; (ii) correlation coefficients calculated based on the price data used to calculate historical volatilities; (iii) a risk-free interest rate of 2.26%; and (iv) a dividend yield for the Company and each member of the peer group of 0%. For this purpose, performance share awards included in the above totals are valued assuming achievement of the EPS and revenue goals at target, which was the probable outcome determined for accounting purposes at the time of grant. The threshold and superior grant date values of performance share awards granted in 2018 included above are as follows:

NAME	GRANT DATE VALUE AT THRESHOLD PERFORMANCE ($)	GRANT DATE VALUE AT SUPERIOR PERFORMANCE ($)

DAVID P. KING	$2,860,345	$10,011,208

F. SAMUEL EBERTS III	$190,871	$667,957

GLENN A. EISENBERG	$635,934	$2,225,678

GARY M. HUFF	$476,724	$1,668,444

JOHN D. RATLIFF	$1,191,358	$4,169,663

*

As further discussed below in the section entitled Gary M. Huff and F. Samuel Eberts III Separation, Mr. Huff’s employment with the Company terminated effective December 31, 2018 and Mr. Eberts retired from the Company effective February 15, 2019.

(3)

Represents the amounts earned by each NEO during 2018 pursuant to the Company’s MIB Plan. With respect to Mr. Huff, amount includes $489,330, which is an amount equal to the earned portion of the Management Incentive Bonus (“MIB”) that Mr. Huff would have received under the Company’s MIB Plan had he remained eligible for said bonus. For additional information on these awards for 2018, see the “Grants of Plan-Based Awards” table below and “Compensation Discussion & Analysis – Annual Cash Incentive Pay (MIB Plan)” above.

(4)

Represents solely the aggregate change in the actuarial present value of each NEO’s accumulated benefit under the Company’s pension plans from December 31, 2015 to December 31, 2016, December 31, 2016 to December 31, 2017, and December 31, 2017 to December 31, 2018,

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	47

EXECUTIVE COMPENSATION

respectively. For the assumptions made in the 2018 valuations, see Note 16 to the Company’s audited financial statements included within its Annual Report on Form 10-K for the year ended December 31, 2018. These assumptions change from year to year to reflect current market conditions.
(5)

Includes the value of the following perquisites: financial services; executive long-term disability premiums; personal liability insurance premiums; travel; and wellness exam pursuant to the policies in effect for a particular year. Also includes certain amounts paid for security for Messrs. King, Eisenberg, Huff and Ratliff. Also includes Company 401(k) contributions, which are applicable to all eligible employees. Financial services amounts are based on the actual amounts paid by the Company to its third-party vendor for financial services. The Company canceled the personal liability insurance benefit as of January 1, 2017, so no premiums were due or paid in 2017 or 2018. Mr. Ratliff’s wife accompanied him on one flight on the Company aircraft when Mr. Ratliff was traveling for business. As Mr. Ratliff’s wife’s travel did not result in any incremental cost to the Company, no amount is shown in the “All Other Compensation” column in connection with this arrangement.

(6)

Includes (i) a severance payment in the amount of two times (a) $600,000, which is the amount of Mr. Huff’s base salary plus (b) $431,633.50, which represents Mr. Huff’s MIB Average Bonus as calculated under the Amended and Restated Severance Plan, and (ii) $641,193.20, which is the amount equal to the value of the 5,164 shares of restricted stock units forfeited by Mr. Huff under the terms of the 2016 Omnibus Incentive Plan upon his termination. The severance amounts described in (i) above are payable in two installments, with the first installment paid on January 30, 2019 and the second installment due on January 30, 2020. As further discussed below in the section entitled Gary M. Huff and F. Samuel Eberts III Separation, Mr. Huff’s employment with the Company terminated effective December 31, 2018.

Perquisites

The table below details the perquisites, including those that exceeded ten percent of the total perquisites, received by the NEOs during 2018, plus the Company contributions into each executive’s 401(k) account during 2018.

NAME	YEAR	FINANCIAL SERVICES(1)	LONG-TERM DISABILITY(1)	PERSONAL LIABILITY INSURANCE(1)	WELLNESS EXAM(1)	SECURITY(2)	COMPANY- PAID 401-K (3)

DAVID P. KING	2018	$12,433	$1,686	$-	$2,000	$159,299	$13,650

F. SAMUEL EBERTS III	2018	$2,000	$1,405	$-	$-	$-	$10,950

GLENN A EISENBERG	2018	$-	$1,405	$-	$-	$43,300	$8,250

GARY M. HUFF	2018	$8,703	$1,405	$-	$-	$56,607	$13,650

JOHN D. RATLIFF	2018	$-	$1,405	$-	$-	$175,306	$8,250

(1)	Represents the actual cost of the perquisite, which is taxable to the NEO, and for which taxes are not reimbursed by the Company.
(2)

Each of Messrs. King, Ratliff, Eisenberg and Huff has been instructed by the Board to take certain actions to enhance his security, which for Mr. King and Mr. Ratliff includes using a specified company vehicle. Rather than disclose a lower amount based on the use of the automobile attributable to what is deemed to be personal use, which is permitted under applicable rules, this column reflects all the costs, both personal and business, incurred by the Company in 2018 for the vehicle used by Mr. King ($22,286) and Mr. Ratliff ($20,720). Mr. King has also been instructed to use the corporate aircraft for personal travel in order to enhance his security. The Compensation Committee set a personal travel allowance of $150,000 for Mr. King’s use in 2018, however, he will not receive tax reimbursement for any imputed income associated with personal travel. Mr. King’s calculated cost for personal use of the corporate aircraft in 2018 was $117,350, which is calculated using a fixed hourly rate for the aircraft and a fuel variable charge per hour charged to the Company. In addition, the Company paid $19,663 in 2018 for security improvements to Mr. King’s personal residence, $43,300 for security improvements to Mr. Eisenberg’s personal residence, $154,586 in 2018 for security improvements to Mr. Ratliff’s personal residence and $56,607 for security improvements to Mr. Huff’s personal residence.

(3)	Includes the Company Non-Elective Safe Harbor Contribution and Company Discretionary Contribution, which is applicable to all eligible employees.

48	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

EXECUTIVE COMPENSATION

Grants of Plan-Based Awards

During 2018, the following restricted stock unit, performance share awards, stock options, and annual cash incentive awards pursuant to the MIB Plan, were made to the NEOs.

			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS(1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS(2)

NAME	AWARD TYPE	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)(2)	TARGET (#)(2)	MAXIMUM (#)(2)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#)(3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/SH)	ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(4)	GRANT DATE FAIR VALUE OF STOCK AWARDS(5)

DAVID P. KING	Restricted Stock Units	2/12/2018									10,540	$1,775,885
	Performance Share	2/12/2018				15,810	31,620	55,335				$5,720,690
	Stock Options	2/12/2018							41,000	$168.49		$1,819,080
	MIB Plan	3/31/18	$603,750	$1,725,000	$2,630,625

F. SAMUEL EBERTS III	Restricted Stock Units	2/12/2018									700	$117,943
	Performance Share	2/12/2018				1,055	2,110	3,692				$381,741
	Stock Options	2/12/2018							2,700	$168.49		$119,793
	MIB Plan	3/31/18	$126,176	$360,500	$549,763

GLENN A. EISENBERG	Restricted Stock Units	2/12/2018									2,340	$394,267
	Performance Share	2/12/2018				3,515	7,030	12,302				$1,271,868
	Stock Options	2/12/2018							9,100	$168.49		$403,747
	MIB Plan	3/31/18	$236,714	$676,324	$1,031,394

GARY M. HUFF	Restricted Stock Units	2/12/2018									1,760	$296,542
	Performance Share	2/12/2018				2,635	5,270	9,222				$953,448
	Stock Options	2/12/2018							6,800	$168.49		$301,701
	MIB Plan	3/31/18	$210,000	$600,000	$915,000

JOHN D. RATLIFF(6)	Restricted Stock Units	2/12/2018									4,390	$739,671
	Restricted Stock Units	4/3/2018									12,120	$1,981,256
	Performance Share	2/12/2018				6,585	13,170	23,047				$2,382,716
	Stock Options	2/12/2018							17,100	$168.49		$758,689
	MIB Plan	3/31/18	$292,907	$836,875	$1,276,235

(1)

Amounts represent the range of possible payouts denominated in dollars pursuant to the MIB Plan, as established by the Compensation Committee in February 2018. Actual amounts paid out pursuant to the plan are included in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table above. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Annual Cash Incentive Pay” above.

(2)

Amounts represent the range of estimated potential shares to be earned under performance share awards. The performance share awards vest at the end of three years provided that certain performance metrics are met. For a discussion of the performance criteria applicable to these awards, see “Compensation Discussion and Analysis – Long-Term Incentive Awards” above.

(3)	Amounts represent stock option awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service.
(4)

Amounts represent restricted stock unit awards that vest ratably over three years, beginning on the first anniversary of the grant date, based on continued service with the exception of Mr. Ratliff’s April 3, 2018 restricted stock unit grant that vests 20% on April 3, 2019, 30% on April 3, 2020, and 50% on April 3, 2021.

(5)

Amounts represent the full grant date fair value of restricted stock unit, stock options and performance share awards as computed in accordance with accounting standards for stock-based compensation, but excluding the effect of estimated forfeitures. The amounts shown in this column will likely vary from the amount actually realized by any NEO based on a number of factors, including the number of shares that ultimately vest, the satisfaction or failure to meet any performance criteria, the timing of any exercise or sale of shares, and the price of the Company’s Common Stock. The value for stock options is calculated using the Black-Scholes option pricing model. The value of the performance share awards as of the grant date if they are achieved at the maximum payout is as follows: Mr. King – $10,011,208; Mr. Eberts – $667,957; Mr. Eisenberg – $2,225,678; Mr. Huff – $1,668,444; and Mr. Ratliff $4,169,663.

(6)

Mr. Ratliff received a special restricted stock unit award with an approximate value of $2,000,000 on April 3, 2018 as a retention grant (in connection with his position as Executive Vice President of the Company and Chief Executive Officer of Covance Drug Development) in addition to his respective annual restricted stock unit awards under our long-term incentive award program. The award vests 20% on April 3, 2019, 30% on April 3, 2020, and 50% on April 3, 2021.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	49

EXECUTIVE COMPENSATION

Outstanding Equity Awards at Fiscal Year-End

The following table shows, as of December 31, 2018, the number of outstanding stock options, restricted stock units and performance shares held by the NEOs:

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4,5)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(6)

DAVID P. KING	2/07/2017	16,100	32,200	$130.60	2/06/2027
	2/12/2018		41,000	$168.49	2/11/2028
	2/09/2016					7,544	$953,260
	2/07/2017					8,440	$1,066,478
	2/12/2018					10,540	$1,331,834
	2/09/2016							92,417	$11,677,812
	2/07/2017							66,465	$8,398,517
	2/12/2018							15,810	$1,997,752

F. SAMUEL EBERTS III	2/09/2011	11,600		$90.74	2/09/2021
	5/24/2012	11,400		$84.86	5/23/2022
	2/07/2017	1,133	2,267	$130.60	2/06/2027
	2/12/2018		2,700	$168.49	2/11/2028
	2/09/2016					520	$65,707
	2/07/2017					594	$75,058
	2/12/2018					700	$88,452
	2/09/2016							6,370	$804,913
	2/07/2017							4,690	$592,628
	2/12/2018							1,055	$133,310

GLENN A. EISENBERG	2/07/2017	3,800	7,600	$130.60	2/06/2027
	2/12/2018		9,100	$168.49	2/11/2028
	2/09/2016					3,047	$385,019
	2/09/2016					1,830	$231,239
	2/07/2017					1,987	$251,077
	2/12/2018					2,340	$295,683
	2/09/2016							22,400	$2,830,464
	2/07/2017							15,645	$1,976,902
	2/12/2018							3,515	$444,155

50	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

EXECUTIVE COMPENSATION

		OPTION AWARDS				STOCK AWARDS

NAME	GRANT DATE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE(1)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE(1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)(2)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($)(3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(4,5,6)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($)(3)

GARY M. HUFF(7)	2/12/2018	2,266	4,534	$168.49	2/11/2028
	2/07/2017					447	$56,483
	4/04/2017					630	$79,607
	4/04/2017					3,500	$442,260
	2/12/2018					1,174	$148,347
	9/01/2016							1,872	$236,546
	2/07/2017							5,477	$692,074
	4/04/2017							7,717	$975,120
	2/12/2018							2,635	$332,959

JOHN D. RATLIFF	2/07/2017	7,100	14,200	$130.60	2/06/2027
	2/12/2018		17,100	$168.49	2/11/2028
	10/3/2016					6,100	$770,796
	2/07/2017					3,727	$470,944
	2/12/2018					4,390	$554,720
	4/03/2018					12,120	$1,531,483
	2/07/2017							29,330	$3,706,139
	2/12/2018							6,585	$832,081

(1)	Stock option awards vest ratably over three years beginning on the first anniversary of the grant date.
(2)

Restricted stock units vest ratably over three years beginning on the first anniversary of the grant date, except for Mr. Ratliff’s October 3, 2016 grant which vests February 9, 2017, February 9, 2018 and February 9, 2020 and his April 3, 2018 grant, which vests 20% on April 3, 2019, 30% on April 3, 2020, and 50% on April 2, 2021. Amounts shown represent the remaining unvested portion.

(3)

Aggregate market value is calculated based on the Common Stock price on December 31, 2018, which was $126.36 per share, multiplied by the number of shares or units, respectively, for each unvested performance or stock award.

(4)	Represents the number of shares subject to the February 9, 2016 and September 1, 2016 performance awards that will vest on April 1, 2019 following the performance period ending December 31, 2018.
(5)

Based on performance to date, represents the number of shares subject to the February 7, 2017 and April 4, 2017 performance awards for the performance period ending December 31, 2018, assuming achievement at superior. Information on the threshold, target and superior awards are provided in the “Grants of Plan-Based Awards” table in the Company’s proxy statement for its 2018 Annual Meeting of Shareholders.

(6)

Based on performance to date, represents the number of shares subject to the February 12, 2018 performance awards for the performance period ending December 31, 2020, assuming achievement at threshold. Information on the threshold, target and superior awards are provided in the “Grants of Plan-Based Awards” table above.

(7)

Awards forfeited upon Mr. Huff’s departure from the Company effective December 31, 2018. In connection therewith, Mr. Huff received a lump sum payment equal to the value of the 5,164 shares of restricted stock units that were forfeited.

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EXECUTIVE COMPENSATION

Option Exercises and Stock Vested

The following table shows, for 2018, the number and value of stock options exercised and the number and value of vested restricted stock units and performance shares for each of the NEOs:

	OPTION AWARDS(1)		STOCK AWARDS(2)

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)

DAVID P. KING(2)	149,900	$12,574,740	91,289	$14,931,350

F. SAMUEL EBERTS III(2)	-	$-	6,875	$1,124,095

GLENN A. EISENBERG(3)	-	$-	27,184	$4,458,288

GARY M. HUFF(3)	-	$-	10,046	$1,453,730

JOHN D. RATLIFF(4)	-	$-	7,963	$1,341,365

(1)

The value realized on exercise was based on the price at which these shares were sold, which occurred simultaneously with their exercise. Consequently, the value realized was the sale price minus the strike price, multiplied by the number of shares exercised and sold.

(2)

Represents one-third of the restricted stock units granted on February 7, 2017, which vested on February 7, 2018 at $169.66 per share, the closing price on that date, one-third of the restricted stock units granted on February 9, 2016, that vested on February 9, 2018 at $168.08 per share, the closing price on that date, one-third of the restricted stock units granted on March 11, 2015, that vested on March 12, 2018 at $175.61 per share, the closing price on that date, and 172.7 percent of the performance award granted on March 11, 2015 that vested on March 29, 2018 at $161.75 per share, the closing price on that date.

(3)

Represents one-third of the restricted stock units granted on February 7, 2017, which vested on February 7, 2018 at $169.66 per share, the closing price on that date and on December 31, 2018 at $126.36 per share, the closing price on that date, one-third of the restricted stock units granted on April 4, 2017, which vested on February 7, 2018 at $169.66 per share, the closing price on that date and on December 31, 2018 at $126.36 per share, the closing price on that date, one-third of the restricted stock units granted on April 4, 2017 that vested on April 4, 2018 at $163.84 per share, the closing price on that date and on December 31, 2018 at $126.36 per share, the closing price on that date, and one-third of the restricted stock units granted on September 1, 2016 that vested on September 4, 2018 at $169.15 per share, the closing price on that date and on December 31, 2018 at $126.36 per share, the closing price on that date.

(4)

Represents one-third of the restricted stock units granted on February 7, 2017, which vested on February 7, 2018 at $169.66 per share, the closing price on that date and one-third of the restricted stock units granted on October 3, 2016, that vested on February 9, 2018 at $168.08 per share, the closing price on that date.

Retirement Benefits

Prior to January 1, 2010, substantially all employees, including Mr. King and Mr. Eberts (the only NEOs who were eligible to participate as of January 2010), were eligible to participate in the Cash Balance Plan; the plan was funded by the Company both in terms of an annual service credit, which is a percentage of base salary, and an interest credit, currently at four percent per year. Eligibility requirements under the Cash Balance Plan included one year of service (participants entered the plan in either January or July after meeting the service requirement) and the attainment of 21 years of age. Each of Mr. King and Mr. Eberts has met the eligibility requirements. As discussed above, the Company also has a Pension Equalization Plan (“PEP”). Mr. Huff was eligible to participate in the Cash Balance Plan and the PEP when he was previously employed by the Company prior to his termination in 2008. When Mr. Huff left the Company in 2008 he cashed out his Cash Balance Plan. Mr. Huff, who was rehired by the Company in 2016, still had a PEP benefit available to him. See “Compensation Discussion & Analysis – Retirement Plans” above.

In October 2009, the Board froze any additional service-based credits for any years of service after December 31, 2009 with respect to both the Cash Balance Plan and the PEP. Both plans are closed to new entrants. Current participants in the Cash Balance Plan and the PEP have stopped earning service-based credits, but will continue to earn interest credits.

Under both the Cash Balance Plan and the PEP, a participant is eligible for benefits at normal retirement at age 65 after five years of service or early retirement at age 55 after ten years of service, subject to reduced benefits for each year under age 65. For early retirement at or after age 55 with reduced benefits, there is a reduction of one-half percent per month applied to the full retirement benefit for every month under the age of 65.

Before the Cash Balance Plan was frozen for any additional service-based credits, the Cash Balance Plan, as supplemented by the PEP, was designed to provide an employee having 25 years of credited service with an annuity equal to 52 percent of “final average pay” less 50 percent of estimated individual Social Security benefits. “Final average pay” is defined as the highest five consecutive years of base salary during the ten years of employment preceding termination or retirement. The participant, if single, has one payment option: ten-year certain and

52	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

EXECUTIVE COMPENSATION

life annuity. If married, the participant has two payment options: (i) ten-year certain and life annuity; or (ii) 50 percent joint and survivor annuity. The ten-year certain and life annuity offers a guaranteed minimum payment for ten years. The 50 percent joint and survivor annuity offers half the annuity payments to the surviving spouse.

The formula for calculating the amount payable to the participants in the Cash Balance Plan, in conjunction with the PEP, is illustrated as follows (ten-year certain and life annuity payment option):

[(0.52) x (Final Average Pay) – (0.50) x (Estimated Social Security Benefit)] x (Credited Service up to 25 years) ÷ (25)

The amount payable could be less if a married participant elected to receive benefits under the 50 percent joint and survivor annuity option. The reduction for the 50 percent joint and survivor annuity is determined using the actuarial basis defined by the pension plans and reflects the possibility that the spouse may outlive the participant, which extends the length of payments.

The following table shows, as of December 31, 2018, the present value of accumulated benefits under the Company’s Cash Balance Plan and PEP for each of the NEOs who were eligible to participate in the plans:

NAME	PLAN NAME	NUMBER OF YEARS CREDITED SERVICE (#)(1)	PRESENT VALUE OF ACCUMULATED BENEFIT ($)(2)	PAYMENTS DURING LAST FISCAL YEAR ($)

DAVID P. KING	Cash Balance Plan	7.00	$61,628	$-
	Pension Equalization Plan	8.25	$1,231,770	$-
F. SAMUEL EBERTS III	Cash Balance Plan	4.0	$32,407	$-
	Pension Equalization Plan	5.33	$277,727	$-

GARY M. HUFF	Pension Equalization Plan	16.58	$300,136	$-

(1)

The Company’s Cash Balance Plan had been offered to substantially all employees after a year of service and after reaching 21 years of age. Plan entry dates were January and July of each year. The PEP was amended January 1, 2004, to waive the one-year service requirement. Because of these differing service crediting provisions, there could be a difference of up to 1.5 years between Cash Balance Plan service and PEP service reflected in the column. Credited years of service equals actual years of service with the Company, subject to the crediting provisions above.

(2)

The calculation of present value of accumulated benefit is based on a normal retirement age of 65, as defined by each plan, and credited service and certain discount rate and mortality inputs. For the assumptions made in the valuations, see Note 16 to the Company’s audited financial statements included within the 2018 Annual Report on Form 10-K for the year ended December 31, 2018.

Deferred Compensation Plan

The DCP offers eligible participants another vehicle to accumulate savings for retirement. See “Compensation Discussion & Analysis – Deferred Compensation Program” above. Amounts deferred by a participant are credited to a bookkeeping account maintained on behalf of each participant, which is used for the measurement and determination of amounts to be paid to a participant, or his or her designated beneficiary, pursuant to the terms of the DCP. Deferred amounts are the Company’s general unsecured obligations and are subject to claims by the Company’s creditors. The Company’s general assets or existing Rabbi Trust may be used to fund payment obligations and pay DCP benefits.

According to the terms of the DCP, a participant has the opportunity to allocate deferred amounts to one or more of 23 measurement funds offered. The measurement funds are indexed to externally managed funds inside the Company’s insurance-backed account. Amounts in these accounts can earn variable returns, including negative returns. Deemed earnings on the deferrals are based on these measurement funds and have no guaranteed rate of return. The Company makes no contributions to the DCP.

Under the DCP, a participant may make separate distribution elections with respect to each year’s deferrals. These distribution elections include the ability to elect a single lump-sum payment or annual installment payments.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	53

EXECUTIVE COMPENSATION

The following table summarizes each NEO’s contributions, earnings and aggregate balance under the DCP as of December 31, 2018:

NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY ($)(1)	REGISTRANT CONTRIBUTIONS IN LAST FY ($)	AGGREGATE EARNINGS IN LAST FY ($)(2)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE AT LAST FYE ($)(3)

DAVID P. KING	$-	$-	$-	$-	$490,860
F. SAMUEL EBERTS III	$-	$-	$-	$-	$-
GLENN A. EISENBERG	$-	$-	$-	$-	$-
GARY M. HUFF	$196,240	$-	$-	$-	$236,708
JOHN D. RATLIFF	$-	$-	$-	$-	$-

(1)	Amounts in this column would be included in the Salary column of the Summary Compensation Table above.
(2)

Amounts in this column are not included in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column of the Summary Compensation Table as they do not qualify as above market or preferential earnings.

(3)	For Mr. King, $300,620 was previously reported in the Summary Compensation Table in prior years.

Potential Payments Upon Termination or Change in Control

The tables that follow provide information related to compensation payable to each NEO, assuming termination of such executive’s employment on December 31, 2018, or assuming a change in control with a corresponding qualifying termination occurred on December 31, 2018. Amounts also assume the price of Common Stock was $126.36, the closing price on December 31, 2018.

DAVID P. KING	VOLUNTARY TERMINATION (#)	EARLY RETIREMENT (#)	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$2,350,000	$-	$3,525,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$3,544,157	$-	$5,316,236	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$3,351,573	$3,351,573	$3,351,573	$3,351,573	$-	$3,351,573	$3,351,573	$3,351,573
Performance Shares	$22,074,081	$22,074,081	$22,074,081	$22,074,081	$-	$15,467,728	$15,467,728	$15,467,728
Health & Welfare Benefits	$-	$-	$-	$25,413	$-	$25,413	$360,000	$1,500,000
TOTAL	$25,425,654	$25,425,654	$25,425,654	$31,345,224	$-	$27,685,950	$19,179,301	$20,319,301

F. SAMUEL EBERTS III	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$530,000	$-	$530,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$307,870	$-	$307,870	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$108,670	$108,670	$108,670	$132,678	$-	$229,217	$229,217	$229,217
Performance Shares	$1,241,613	$1,241,613	$1,241,613	$1,241,613	$-	$1,065,215	$1,065,215	$1,065,215
Health & Welfare Benefits	$-	$-	$-	$1,612	$-	$1,612	$300,000	$1,092,000
TOTAL	$1,350,283	$1,350,283	$1,350,283	$2,213,773	$-	$2,133,914	$1,594,432	$2,386,432

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GLENN A. EISENBERG	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,373,324	$-	$1,373,324	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,401,838	$-	$1,401,838	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$840,294	$-	$1,163,018	$1,163,018	$1,163,018
Performance Shares	$-	$-	$-	$4,294,471	$-	$3,635,377	$3,635,377	$3,365,377

Health & Welfare Benefits	$-	$-	$-	$20,472	$-	$20,472	$300,000	$1,396,000
TOTAL	$-	$-	$-	$7,930,399	$-	$7,594,029	$5,098,395	$5,924,395

GARY M. HUFF	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,200,000	$-	$1,200,000	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$868,612	$-	$868,612	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$-	$-	$726,696	$726,696	$726,696
Performance Shares	$-	$-	$-	$1,451,118	$-	$1,753,877	$1,753,877	$1,753,877

Health & Welfare Benefits	$-	$-	$-	$25,665	$-	$25,665	$300,000	$1,200,000
TOTAL	$-	$-	$-	$3,545,395	$-	$4,574,850	$2,780,573	$3,680,573

JOHN D. RATLIFF	VOLUNTARY TERMINATION	EARLY RETIREMENT	NORMAL RETIREMENT	INVOLUNTARY NOT FOR CAUSE OR GOOD REASON TERMINATION	FOR CAUSE TERMINATION	CHANGE-IN- CONTROL	DISABILITY	DEATH

Severance (Related to Base Compensation)	$-	$-	$-	$1,359,500	$-	$1,359,500	$-	$-

Severance (Related to Annual Incentive Cash Payments)	$-	$-	$-	$1,460,915	$-	$1,460,915	$-	$-
Excise Tax & Gross-up	$-	$-	$-	$-	$-	$-	$-	$-
Stock Options	$-	$-	$-	$-	$-	$-	$-	$-
Restricted Stock Units	$-	$-	$-	$1,497,366	$-	$3,327,945	$3,327,945	$3,327,945
Performance Shares	$-	$-	$-	$2,744,539	$-	$3,781,955	$3,781,955	$3,781,955

Health & Welfare Benefits	$-	$-	$-	$25,665	$-	$25,665	$300,000	$1,382,000
TOTAL	$-	$-	$-	$7,087,985	$	$9,955,980	$7,409,900	$8,491,900

(#)	See discussion of the Transition Policy under “Equity Awards: Stock Incentive Plan and Transition Policy” below.
*

As further discussed below in the section entitled Gary M. Huff and F. Samuel Eberts III Separation, Mr. Huff’s employment with the Company terminated effective December 31, 2018 and Mr. Eberts retired from the Company effective February 15, 2019.

Equity Awards: Stock Incentive Plan and Transition Policy

The treatment of equity awards varies depending on the type of termination.

The forms of award agreements for the stock options and restricted stock units shown in the table above provide that in the event that an executive’s employment terminates by reason of death, disability, normal retirement, or a change in control with a corresponding qualifying termination within 24 months of a change in control, then all stock options and restricted stock unit awards accelerate in full. In the case of an executive’s qualifying termination outside of the 24-month window following a change in control or the executive’s termination due to early retirement, the executive

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generally is entitled to accelerated vesting of a partial number of the unvested stock options and restricted stock unit awards. The executive (or his/her heir or executor/executrix, as the case may be) may exercise vested stock options at any time within one year after the date of death, disability, normal retirement, early retirement or a specified termination within 24 months of a change in control. (For other terminations, the executive may exercise vested options within 90 days of his/her termination.) For these types of terminations, the value in the tables was determined by multiplying the gain using the December 31, 2018 closing stock price by the number of unvested shares.

The forms of award agreements for the performance share awards shown in the table above provide that in the event that an executive’s employment terminates by reason of death or disability or a change in control with a corresponding qualifying termination within 24 months of a change of control, then all performance share awards will accelerate in full assuming performance at target. In the event the executive’s employment terminates by reason of normal retirement, all performance share awards granted will be eligible to vest subject to their original performance conditions with the exception of the service requirement. In the case of an executive’s qualifying termination outside of the 24-month window following a change in control or the executive’s termination due to early retirement, voluntary termination for Good Reason, or involuntary termination without Cause, the executive generally is entitled to continue to vest in a prorated number of the unvested performance share awards subject to the satisfaction of their original performance conditions with the exception of the service requirement.

For purposes of the equity awards, “normal retirement” means retirement at or after the age of 65 with five years of service, and “early retirement” means retirement at or after the age of 55 when the sum of age and years of service is at least 70. None of the NEOs is currently eligible to receive benefits under the “normal retirement” provisions of the equity awards.

Under the Transition Policy, and provided that the executive’s termination of employment otherwise meets the requirements of the Transition Policy, stock options, restricted stock units, and performance shares continue to vest through the vesting period as if the executive were still employed unless there is an alternative treatment specified under the form of award agreement. Valuation in the event of a voluntary termination or early retirement is based on a Black-Scholes valuation for unvested shares and the December 31, 2018 market price of the underlying common stock for restricted stock, restricted stock units, and performance share awards. For purposes of the table above, it is assumed that the measures for the performance share awards will be achieved at the target level. Currently, the only individual eligible for participation in the Transition Policy is Mr. King.

Base Compensation and Annual Incentive Cash Payments

No additional base compensation amounts are payable for terminations resulting from the following events: voluntary termination by the officer, normal retirement, termination for cause, or termination due to disability or death. A prorated annual incentive cash payment may be made for each of the termination events mentioned in the tables above, except for a voluntary termination or a termination for cause. Provisions for base compensation and annual incentive cash payments in the event of an involuntary not for cause or good reason termination or a termination in connection with a change in control are detailed below.

Amended and Restated Master Senior Executive Severance Plan and Master Senior Executive Change-in-Control Severance Plan

The Amended and Restated Severance Plan and the Change-in-Control Severance Plan provide the Company’s NEOs (as well as the Company’s other executive vice presidents and senior vice presidents) with severance payments upon, respectively, a “qualifying termination” and a “qualifying termination” that occurs within three years following a change in control. A “qualifying termination” is generally defined as an involuntary termination without cause or voluntary termination with “good reason.” “Cause” means that the NEO shall have committed prior to termination of employment any of the following acts: an intentional act of fraud, embezzlement, theft, or any other material violation of law in connection with his or her duties or in the course of his or her employment with the Company; the conviction of or entering of a plea of nolo contendere to a felony; alcohol intoxication on the job or current illegal drug use; intentional wrongful damage to tangible assets of the Company; intentional wrongful disclosure of material confidential information of the Company and/or materially breaching the noncompetition or confidentiality provisions covering his activities; knowing and intentional breach of any employment policy of the Company; or gross neglect or misconduct, disloyalty, dishonesty, or breach of trust in the performance of his duties that is not corrected to the Board’s satisfaction within 30 days of notice thereof. “Good reason” means a reduction in base salary or targeted

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incentive cash payment as a percentage of salary, relocation to an office location more than 75 miles from the employee’s current office without consent of the employee, a material reduction in job responsibilities or transfer to another job without the consent of the employee.

For purposes of the Change-in-Control Plan, “change in control” means: (i) any person who is not presently but becomes the “beneficial owner,” directly or indirectly, of securities of the Company representing 40 percent or more of the Company’s outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (ii) individuals who constituted the Board on February 10, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person subsequently becoming a director whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (including any such directors whose election was so approved), or whose nomination for election by the Company’s shareholders was approved by the Incumbent Board (including such directors whose election was so approved), is for purposes of this clause (ii), considered as though he or she were a member of the Incumbent Board; or (iii) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity.

The severance payments under the Change-in-Control Plan are as follows:

	QUALIFYING TERMINATION(a)	CHANGE IN CONTROL + QUALIFYING TERMINATION WITHIN THREE YEARS

Chief Executive Officer	2x (annual salary + average MIB payments)	3x (annual salary + average MIB payments)

Executive Vice Presidents	2x (annual salary + average MIB payments)	2x (annual salary + average MIB payments)

Senior Vice Presidents	1x (annual salary + average MIB payments)	1x (annual salary + average MIB payments)

(a)	“Average MIB payments” is the average of the executive’s actual MIB payments over the prior three years.

The Change-in-Control Plan does not provide a reimbursement to participants for excise taxes on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code.

Health and Welfare Benefits

In the event of a qualifying termination under the Amended and Restated Severance Plan or the Change-in-Control Plan, the executive is also eligible for up to twelve months of Company-paid COBRA.

In the event a NEO dies while an active employee, his or her beneficiary will receive two times his or her base annual earnings up to a maximum of $1.5 million from the Company’s group term life plan. In addition, eligible, enrolled dependents will receive Company-paid COBRA continuation of coverage for the first six months following the executive’s death (not included in the tables above). If the executive was traveling on Company business at the time of death, the beneficiary will also receive $1 million of business travel accident insurance; this is not reflected in the tables above.

If an executive becomes disabled (i.e., he or she is not able to perform the material duties of his or her occupation solely because of disease or injury), the executive is generally eligible for a monthly benefit payable until the earlier of (a) age 65 if the period of disability starts at the age of 60 or under; or (b) if the period of disability starts at age 61 or older, the length of the maximum benefit period for disability as defined by the Disability Plan. For Mr. King, the monthly net benefit is a maximum of $30,000, and for the other NEOs the monthly net benefit is a maximum of $25,000.

Cash Balance Plan

Under the Cash Balance Plan, upon a termination of employment the NEOs are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

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Pension Equalization Plan

PEP payments are subject to Section 409A of the Internal Revenue Code and require a six-month waiting period following separation of service before distribution of the first payment. Under the PEP, upon a termination the NEOs are entitled to receive the same amounts set forth for each officer in the Present Value of Accumulated Benefit column in the Pension Benefits Table above, regardless of reason, except for death, which pays at 50 percent of such value.

Deferred Compensation Plan

The DCP was amended to grandfather participants prior to December 31, 2004 to remove the six-month waiting period for distributions following separation of service. Distribution elections made after December 31, 2004 require a six-month waiting period following separation of service before distribution of the first payment, as required by Section 409A of the Internal Revenue Code. Otherwise, distribution elections include the ability to elect a single lump-sum payment or annual installment payments. Under the DCP, upon termination the NEOs are entitled to receive the same amounts set forth for each officer in the Aggregate Balance column of the Nonqualified Deferred Compensation Table above, regardless of reason for the termination.

Perquisites

All perquisites offered to the NEOs immediately terminate upon the executive’s termination for executives participating in the Amended and Restated Master Senior Executive Severance Plan or the Master Senior Executive Change-in-Control Severance Plan.

Gary M. Huff and F. Samuel Eberts III Separation

On December 21, 2018, the Company and Gary M. Huff, Chief Executive Officer, LabCorp Diagnostics, agreed that Mr. Huff’s employment with the Company would terminate effective December 31, 2018. Pursuant to a separation agreement entered into by Mr. Huff and the Company on December 31, 2018, in consideration for certain noncompetition, non-solicitation, duty of loyalty, confidentiality, and release provisions, Mr. Huff is entitled to the following benefits: (i) a severance payment of $2,063,267.00 payable in two installments, less applicable taxes and withholdings, which equals two times (A) $600,000, which is the amount of Mr. Huff’s base salary plus (B) $431,633.50, which represents Mr. Huff’s MIB Average Bonus as calculated under the Amended and Restated Severance Plan; (ii) $489,330, which is the amount equal to the earned portion of the MIB that Mr. Huff would have received under the Company’s MIB Plan had he remained eligible for said bonus; and (iii) continued health care coverage for Mr. Huff and his dependents for a period of 12 months after the separation date. Additionally, Mr. Huff received a lump sum payment equal to the value of 5,164 shares of restricted stock units that he forfeited under the terms of the Company’s 2016 Omnibus Incentive Plan and his restricted stock unit agreements. Under the applicable terms of the equity awards held by Mr. Huff, he received an additional 12 months of vesting of his restricted stock units and non-qualified stock options and his performance share awards were pro-rated as of the termination date, with the delivery of shares under the performance shares awards subject to achievement of the performance metrics specified in the awards. Mr. Huff is entitled to a PEP benefit. See “Compensation Discussion & Analysis – Retirement Plans” and “Executive Compensation – Retirement Benefits” above.

On February 15, 2019, Mr. Eberts, Senior Vice President, Chief Legal Officer and Secretary, retired. Pursuant to a retirement agreement entered into by Mr. Eberts and the Company, Mr. Eberts’ received the following benefits: (i) a payment of $900,000 payable in two installments, less applicable taxes and withholdings; (ii) all of his outstanding equity awards vested in full with outstanding performance awards subject to actual performance outcomes at the end of the pre-established performance period, (iii) the earned portion of his 2018 Management Incentive Bonus, or $331,139, and (iv) reimbursement for continued health care coverage for a period of 12 months following the date of his retirement, for himself and his dependents.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Dr. Kong (Committee Chair), Mr. Bélingard, Mr. Mittelstaedt and Mr. Schechter. During the 2018 fiscal year, there were no members of the Compensation Committee who were officers or employees of the Company or any of its subsidiaries, were formerly officers of the Company, or had any relationship otherwise requiring disclosure hereunder.

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Equity Compensation Plan Information

The following table summarizes the Company’s equity compensation plan information as of December 31, 2018. All equity compensation plans have been approved by Company shareholders.

PLAN CATEGORY	COMMON SHARES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS, AND RIGHTS A	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS B	COMMON SHARES AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN A) C

Equity compensation plans approved by Company shareholders	763,577	$100.30	12,161,841	(1)

Equity compensation plans not approved by Company shareholders	-	-	-

(1)

Includes 10,326,008 shares available for future issuance under the Laboratory Corporation of America Holdings 2016 Omnibus Incentive Plan and 1,835,833 shares available for future issuance under the Laboratory Corporation of America Holdings 2016 Employee Stock Purchase Plan.

CEO PAY RATIO

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is presenting the ratio of our CEO’s annual total compensation to our median employee’s annual total compensation.

For purposes of identifying our median employee, we used year-to-date taxable income to calculate a reasonable estimate of the annual total compensation for each employee based on our internal records. The employees we used for the foregoing calculations included all our full-time, part-time, seasonal, and temporary employees as of November 1, 2018, other than our CEO. This consisted of over 60,000 employees located in 53 countries. As permitted by SEC rules, we excluded from our employee population (x) our contractors and leased employees, (y) the approximately 1,208 employees we gained in connection with our acquisition of Sciformix Corporation in June 2018 and (z) approximately 304 of our employees in Japan.

As set forth in the Summary Compensation Table appearing on page 47 in this proxy statement, the 2018 annual total compensation for our CEO was $12,264,236. The 2018 annual total compensation for our median employee was $43,230. The ratio of our CEO’s annual total compensation to our median employee’s total compensation for fiscal year 2018 is 284 to 1. This ratio was determined using reasonable estimates as permitted by the SEC’s rules and should not be used as a comparison with pay ratios disclosed by other companies.

PROPOSAL TWO – Advisory Vote to Approve Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 14a of the Securities Exchange Act), the Company is seeking shareholder approval, through a non-binding vote, on the Company’s executive compensation as disclosed in this Proxy Statement. Pursuant to the vote of the shareholders at the 2017 Annual Meeting of Shareholders, the Company seeks shareholder approval of the Company’s executive compensation (a “Say-on-Pay” vote) on an annual basis.

The Compensation Committee works throughout the year reviewing compensation trends, evaluating emerging best practices, engaging with shareholders, and considering changes to executive compensation that will provide our senior management with an incentive to achieve superior financial results for the Company and align pay with performance.

Compensation Program Overview and Evolution

LabCorp’s executive compensation program, as discussed in the “Compensation Discussion and Analysis” section on page 28 is designed to attract, motivate and retain executives in a highly competitive environment. Our executive compensation philosophy is to pay for performance by rewarding the achievement of specific short-term and long-term

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operational and strategic goals. We believe our executive compensation program avoids unnecessary risk taking and aligns the interests of our shareholders with the performance of our executives. This program reflects our strong commitment to a results-driven compensation program.

Last year, our annual advisory vote on executive compensation received support from approximately 95 percent of the shares represented at the 2018 Annual Meeting and entitled to vote. We consider this level of approval to indicate the support of the vast majority of our shareholders. We remain committed to a compensation program that incentivizes our leaders and aligns with our strategy, the key value drivers of our business and the expectations of our shareholders. We have a practice of regularly seeking input from our shareholders, and this input is incorporated in the Compensation Committee’s annual review of our compensation program. Specific comments we have received from investors has been reflected in the evolution of the executive compensation program and compensation best practices. Since 2011, we have made several key structural changes to emphasize long-term performance and create stronger alignment with our strategic priorities, including the adoption of our Clawback Policy.

Pay for Performance

As described in the “Compensation Discussion and Analysis” section beginning on page 28 of this Proxy Statement, our executive compensation program is designed to reward the achievement of specific short-term and long-term operational and strategic goals. By paying for performance, we believe our compensation program aligns the interests of our executive officers with those of our shareholders. The Company believes that through an effective executive compensation program, it can be successful in attracting and retaining talented employees who will sustain the Company’s financial performance and continue creation of shareholder value.

In support of the Compensation Committee’s overarching pay for performance compensation philosophy, our executives’ compensation structure is:

•	Focused on performance-based and variable compensation. Performance-based compensation comprises a significant part of total compensation, with the percentage of variable or at-risk compensation highest for our CEO;

•	Long-term performance oriented. Equity-based compensation comprises the largest part of total compensation and vests over a multi-year period to align the long-term interests of executive officers and shareholders;

•	Sensitive to performance variability. The size and the realizable values of incentive awards provided to executive officers varies significantly with performance achievements;

•	Benchmarked to peers. Compensation opportunities for executive officers are evaluated against those offered by companies in similar industries and are similar in size and scope of operations; and

•	Designed to recognize varying levels of responsibility. Differences in executive compensation within the Company reflect varying levels of responsibility and/or performance.

In addition, certain features of the Company’s executive compensation program enhance the alignment of the interests of our executive officers and those of our shareholders, such as:

•	Robust stock ownership guidelines (6x base salary for CEO);

•	Prohibition on pledging and hedging Company stock;

•	Fully performance-based annual cash incentive program;

•	Incentive plan goals directly linked to strategic and objective financial goals;

•	Cap on annual incentive opportunities;

•	No employment agreements;

•	Limited perquisites;

•	No tax gross-ups;

•	“Double trigger” change-in-control provisions;
•	Performance-oriented mix of long-term incentives with performance shares (60 percent of targeted grant value), non-qualified stock options (20 percent of targeted grant value) and restricted stock units (20 percent of targeted grant value) with multi-year vesting;

•	If the Company were to declare dividends, dividends would be paid on performance shares only to the extent performance targets are earned;

•	Three-year performance measurement period for performance shares; and

•	Implementation of the Clawback Policy.

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Advisory Resolution

The Board recommends that shareholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to the rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Company’s 2019 Proxy Statement, is hereby APPROVED.”

The vote is advisory and is not binding on the Board. However, the Compensation Committee of the Board expects to take into account the outcome of the vote as it continues to consider the Company’s executive compensation program.

The Board unanimously recommends that shareholders vote “FOR” the approval of executive compensation.

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RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL THREE – Ratification of Independent Registered Public Accounting Firm

Engagement of PricewaterhouseCoopers LLP

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) to audit the accounts of the Company for the year ending December 31, 2019, and the shareholders of the Company are being asked to ratify its appointment.

In determining whether to reappoint PricewaterhouseCoopers as the Company’s independent registered public accounting firm, the Audit Committee reviewed the performance and fees of PricewaterhouseCoopers, as well as the firm’s independence and objectivity, PricewaterhouseCoopers’ capability and expertise in handling the breadth and complexity of the Company’s operations, including the expertise and capability of the Lead Audit Partner, and historical and recent performance, including the extent and quality of PricewaterhouseCoopers’ communications with the Audit Committee. The Audit Committee also considered the fact that the firm has been engaged as the Company’s auditor since 1997, the benefits of that tenure, and the controls and processes in place that help ensure PricewaterhouseCoopers’ continued independence in light of such tenure, including the rotation in 2018 of the lead audit partner. From the results of this review, the Audit Committee has determined that retention of PricewaterhouseCoopers is in the best interest of LabCorp and its shareholders.

Shareholder ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm is not required by our By-Laws, but the Board has elected to seek such ratification as a matter of good corporate practice. Should the shareholders fail to ratify the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for the year ending December 31, 2019, the Audit Committee will consider whether to retain that firm for such year. Even if this appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the interests of the Company.

Representatives of PricewaterhouseCoopers will be present at the 2019 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

For the year ended December 31, 2018, the Company’s accounts were audited by PricewaterhouseCoopers. To the knowledge of management and the Audit Committee, in connection with the audit of our financial statements for the year ended December 31, 2018, there were no disagreements with PricewaterhouseCoopers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedure that, if not resolved to the satisfaction of PricewaterhouseCoopers, would have caused them to make reference to the matter in their reports. PricewaterhouseCoopers’ report on the financial statements of the Company for the year ended December 31, 2018 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

Fees to Independent Registered Public Accounting Firm

The Audit Committee must approve, in advance, all of PricewaterhouseCoopers’ services, whether or not related to an audit. Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers for the years ended December 31, 2018 and 2017 are described in the table below. All the services for which fees were paid were pre-approved by the Audit Committee. The Audit Committee has considered the non-audit-related services rendered and believes that they are compatible with PricewaterhouseCoopers remaining independent.

	2018	2017

Audit Fees(1)	$5,299,000	$3,484,100

Audit Related Fees(2)	$244,530	$377,750

Tax Fees(3)	$1,395,825	$1,815,288

All Other Fees(4)	$2,700	$277,700

TOTAL	$6,872,055	$5,954,838

(1)

Audit Fees include fees incurred for the audit of the Company’s annual statements, review of financial statements included in the Company’s quarterly reports on Form 10-Q and services that are normally provided by PricewaterhouseCoopers in connection with statutory and regulatory filings or engagements. This category also includes fees billed for the audits of one of the Company’s businesses in connection with its sale.

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(2)

Audit Related Fees include fees incurred for assurance and related services that are reasonably related to performance of the audit or review of the Company’s financial statements but are not otherwise included as Audit Fees. Audit Related Fees for the year ended December 31, 2018 and December 31, 2017 were primarily for certain accounting consultations and other assurance services.

(3)

Tax Fees for the years ended December 31, 2018 and December 31, 2017 were related to general tax consulting, tax compliance, including expatriate tax services and preparation of tax returns, tax planning insights, and tax advice. The 2018 and 2017 fees related to tax planning in conjunction with the acquisition of Chiltern.

(4)	All Other Fees are fees incurred for any services not included in the other categories of fees. All Other Fees consisted of accounting research software and other services.

The Board unanimously recommends that shareholders vote “FOR” the ratification of the appointment of PricewaterhouseCoopers as the Company’s independent registered public accounting firm for 2019.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	63

AUDIT COMMITTEE REPORT

The Audit Committee of the Board was established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee, comprised entirely of non-employee directors, held eight meetings with its independent registered public accountants, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) and seven executive sessions with PricewaterhouseCoopers, the Internal Audit Department and the independent directors during 2018. The Board considered the “independence” and “financial literacy” of each of the Audit Committee members, as such terms are defined under the Listing Standards and SEC rules and has concluded that each member of its Audit Committee is independent and financially literate in satisfaction of the current requirements of the Listing Standards and the SEC. The Board further concluded that Kerrii B. Anderson and Peter M. Neupert are each an “audit committee financial expert” as defined by SEC rules and that Ms. Anderson and Mr. Neupert have the “accounting or related financial management expertise” required by the Listing Standards.

The Audit Committee reviewed the performance and fees of PricewaterhouseCoopers prior to recommending its appointment and met with representatives of PricewaterhouseCoopers to discuss the scope and results of the firm’s audit work, including the adequacy of internal controls and the quality of financial reporting. The Audit Committee reviewed and discussed with management the Company’s audited financial statements and has discussed with PricewaterhouseCoopers all matters required to be discussed by Statement on Auditing Standards No. 1301, as amended, as adopted by the Public Company Accounting Oversight Board. The Audit Committee has discussed with PricewaterhouseCoopers its independence and has received its written disclosures and certification confirming its independence, as required by applicable requirements of Public Company Accounting Oversight Board regarding its communications with the Audit Committee concerning independence.

Management is responsible for the Company’s financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company’s internal auditors are responsible to the Audit Committee for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and the Board determine. PricewaterhouseCoopers is responsible for auditing the Company’s financial statements. The Audit Committee oversees the Company’s financial and accounting functions, controls, reporting processes and audits on behalf of the Board in accordance with the Audit Committee’s written charter. The Audit Committee is responsible for providing independent, objective oversight of the integrity and quality of the Company’s consolidated financial statements, but it is not responsible for conducting auditing or accounting reviews or procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management and the Company’s internal auditors the Company’s audited consolidated financial statements as of and for the fiscal year ended December 31, 2018 and discussed with management and the Company’s internal auditors the quality, not just the acceptability, of the accounting principles and policies as applied in the Company’s financial reporting, the reasonableness of significant judgments and accounting estimates, and the clarity and completeness of disclosures in the consolidated financial statements. The Audit Committee, PricewaterhouseCoopers and the Company’s internal auditors have full access to one another, including regular meetings without management present. Based on the reviews and discussions referenced above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

As part of its duties, the Audit Committee also considers whether the provision of services other than audit services by PricewaterhouseCoopers is compatible with maintaining the accountants’ independence. The Audit Committee considered the compatibility of the non-audit-related services performed by PricewaterhouseCoopers and determined that the registered public accounting firm’s independence has been maintained. See “Proposal Three: Ratification of Independent Registered Public Accounting Firm.”

THE AUDIT COMMITTEE

Kerrii B. Anderson, Chairperson

D. Gary Gilliland

Peter M. Neupert

Richelle P. Parham

R. Sanders Williams

64	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

The following table sets forth as of March 22, 2019, the total number of shares of Common Stock beneficially owned, and the percent so owned, by (i) each director and director nominee of the Company, (ii) each person known to the Company to be the beneficial owner of more than 5 percent of the outstanding Common Stock, (iii) the individuals identified as the NEOs in the “Summary Compensation Table” set forth above, and (iv) all current directors and executive officers as a group. The number of shares owned are those “beneficially owned,” as determined under the rules of the SEC, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security, or pursuant to the automatic termination of power of attorney or revocation of trust, discretionary account or similar arrangement. Except as otherwise indicated below, the persons named in the table have sole voting and investment power with respect to the shares beneficially owned by them as set forth opposite their respective names. As of March 22, 2019, there were 98,678,210 shares of Common Stock outstanding.

BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP OF COMMON STOCK		PERCENT OF CLASS

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, PA 19355	10,880,743	(1)	11.03%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	9,772,113	(2)	9.9%
David P. King	442,660	(3,4,5)	*
Kerrii B. Anderson	21,733	(3)	*
Jean-Luc Bélingard	39,713	(3)	*
D. Gary Gilliland	4,539		*
Garheng Kong	7,225		*
Robert E. Mittelstaedt, Jr.	21,215	(3,6)	*
Peter M. Neupert	8,769		*
Richelle P. Parham	3,861		*
Adam H. Schechter	6,462		*
R. Sanders Williams	10,486	(3)	*
F. Samuel Eberts III	64,847	(3,4)	*
Glenn A. Eisenberg	53,268	(3,4)	*
Gary M. Huff	8,911	(3,4)	*
John D. Ratliff	38,045	(3,4,5,6)	*
All Directors and Executive Officers as a group (17 persons)	725,971	(3,4,5,6)	*

*	Less than 1%
(1)

As reported on Schedule 13G/A filed with the SEC on February 11, 2019, on behalf of The Vanguard Group, Inc. (“Vanguard”). Vanguard is a registered investment advisor with beneficial ownership of the above listed shares. Vanguard has sole voting power with respect to 118,753 shares, shared voting power with respect to 28,823 shares, and shared dispositive power with respect to 145,281 shares.

(2)

As reported on Schedule 13G/A filed with the SEC on February 6, 2019, on behalf of BlackRock, Inc. (“BlackRock”). BlackRock is a parent holding company or control person in accordance with Rule 13d-1(b)(1)(ii)(G) of the Exchange Act with beneficial ownership of the above listed shares. BlackRock has sole voting power with respect to 8,500,967 shares and sole power to dispose or direct the disposition of 9,772,113 shares.

(3)

Beneficial ownership by directors, the NEOs and current executive officers of the Company includes shares of Common Stock that such individuals have the right to acquire upon the exercise of options that either are vested or that may vest within 60 days of March 22, 2019. The number of shares of Common Stock included in the table as beneficially owned which are subject to such options is as follows: Mr. King – 45,866; Ms. Anderson – 2,600; Mr. Bélingard – 5,700; Mr. Mittelstaedt – 5,700; Dr. Williams – 2,600; Mr. Eberts – 29,100; Mr. Eisenberg – 10,633; Mr. Huff – 2,266; Mr. Ratliff – 19,900; and all directors and Executive Officers as a group – 112,163.

(4)

Includes performance shares related to the 2016 Performance Award vesting April 1, 2019. The number of performance shares included in the table is as follows: Mr. King – 92,417; Mr. Eberts – 6,370; Mr. Eisenberg – 22,400; Mr. Huff – 1,872; Mr. Ratliff – 0; and all Executive Officers as a group – 138,792.

(5)

Includes shares held in trusts. For Mr. King, includes 58,097 shares of Common Stock in two grantor retained annuity trusts for the benefit of certain of Mr. King’s family members and for which Mr. King is the annuitant. Mr. King is the trustee of the trusts. For Mr. Ratliff, includes 120 shares of Common Stock held in trust.

(6)

Includes shares of restricted stock units. The number of shares of restricted stock units included in the table as follows: Mr. Mittelstaedt – 306; Mr. Ratliff – 2,424; and all directors and executive officers as a group – 3,371.

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	65

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL HOLDERS AND MANAGEMENT

Section 16(a) Beneficial Ownership Reporting

Section 16(a) of the Exchange Act requires the Company’s executive officers, directors and persons who own more than ten percent of the Company’s equity securities to file reports on ownership and changes in ownership with the SEC and the securities exchanges on which its equity securities are registered. Additionally, SEC regulations require that the Company identify in its proxy statements any persons for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company’s knowledge, based solely on a review of reports furnished to it by reporting persons, all Section 16(a) filing requirements applicable to its executive officers, directors, and more than ten percent beneficial owners were timely satisfied.

66	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

OTHER MATTERS

Shareholder Proposals and Director Nominations for 2020 Annual Meeting

Shareholder Proposals

Under the rules and regulations of the SEC as currently in effect, shareholders may submit proposals to the Company for inclusion in the Company’s proxy materials for the 2020 Annual Meeting of Shareholders. For a proposal to be considered for inclusion in the proxy materials, the shareholder must satisfy the following requirements:

•

the shareholder must (i) hold continuously for at least one year prior to the date of submission of the proposal at least $2,000 in market value of the Company’s Common Stock or one percent of all Common Stock, and (ii) continue to hold the required number of shares through the date of the 2020 Annual Meeting;

•

the proposal must be submitted in writing to the attention of Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, and must be received no later than 120 days before the anniversary date of the distribution of this Proxy Statement (i.e., November 30, 2019); and

•

the proposal must include the name and address of the shareholder, the number of shares of Common Stock held of record or beneficially by the shareholder, the dates when the shares were acquired, documentary support for a claim of beneficial ownership and a statement that the shareholder intends to continue to hold the shares through the date of the 2020 Annual Meeting.

Holders of Common Stock who wish to have proposals submitted for inclusion in the Company’s proxy materials for future meetings of shareholders should consult the applicable rules and regulations of the SEC with respect to such proposals, including the permissible number and length of proposals and other matters governed by such rules and regulations, and should also consult the Company’s By-Laws.

Under the Company’s By-Laws, shareholders may also bring business before the 2020 Annual Meeting of Shareholders without submitting a proposal for inclusion in the Company’s proxy materials for the 2020 Annual Meeting, by providing timely notice thereof to Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215. The notice must be received no earlier than the 120th day prior to the anniversary date of the 2019 Annual Meeting (i.e., January 10, 2020) and no later than the 60th day prior to the anniversary date of the 2019 Annual Meeting (i.e., March 10, 2020). Shareholders who wish to do so should consult the Company’s By-Laws for additional information about the notice requirements and procedures and related matters.

Director Nominations

Shareholders may also suggest individuals to be considered by the Board as potential nominees for election to the Board. A shareholder may submit an individual for consideration by the Board of Directors in connection with the 2020 Annual Meeting of Shareholders by providing certain information as set forth in the By-Laws, in writing, to the Corporate Secretary of the Company at 358 South Main Street, Burlington, North Carolina 27215. These suggestions for the 2020 Annual Meeting must be received no earlier than the 120th day prior to the anniversary date of the 2019 Annual Meeting (i.e., January 10, 2020) and no later than the 60th day prior to the anniversary date of the 2019 Annual Meeting (i.e., March 10, 2020).

Under the Company’s proxy access by-law, eligible shareholders also may submit their own nominations to the Board to be included in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders. As amended, the By-Laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of the Company’s outstanding Common Stock continuously for at least three years to nominate and have included in the Company’s proxy materials persons for election to the Board constituting up to 20 percent of the Board, provided that the shareholder(s) and the nominee(s) satisfy certain requirements specified in the amended By-Laws. For a shareholder nominee to be included in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders under the proxy access by-law, the information required by such by-law must be received by Sandra D. van der Vaart, Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215 no earlier than the close of business on the 150th day prior to the anniversary date of the distribution of this Proxy Statement (i.e., October 31, 2019) and no later than the close of business on the 120th day prior to the anniversary date of the distribution of this Proxy Statement (i.e., November 30, 2019).

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	67

OTHER MATTERS

The By-Laws may be obtained free of charge by writing to the Company’s Corporate Secretary and are included as Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on February 28, 2019.

Householding

As permitted by the Exchange Act, the Company has adopted a procedure approved by the SEC called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice, this Proxy Statement and the 2018 Annual Report unless one or more of these shareholders provides notification of their desire to receive individual copies. This procedure will reduce the Company’s printing costs and postage fees. Shareholders who participate in householding will continue to receive separate proxy cards.

If you and other shareholders of record with whom you share an address currently receive multiple copies of annual reports and/or proxy statements, or if you hold stock in more than one account and, in either case, you wish to receive only a single copy of notices, annual reports or proxy statements for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at 1-866-540-7095 with the names in which all accounts are registered.

Beneficial shareholders, or shareholders who hold shares in “street name”, can request information about householding from their banks, brokers or other holders of record.

68	LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement

OTHER MATTERS

Additional Information

A copy of the 2018 Annual Report along with this Proxy Statement has been posted on the Internet, each of which is accessible by following the instructions in the Notice. The 2018 Annual Report is not incorporated in this Proxy Statement and is not considered proxy-soliciting materials.

The Company filed its 2018 Annual Report with the SEC on February 28, 2019. The Company will mail without charge, upon written request, a copy of the 2018 Annual Report, excluding exhibits. Please send a written request for a copy to the Secretary, Laboratory Corporation of America Holdings, 358 South Main Street, Burlington, North Carolina 27215, or access these materials on the Investors Relations page of the Company’s website at www.labcorp.com.

By Order of the Board of Directors

Sandra D. van der Vaart

Secretary

March 29, 2019

LABORATORY CORPORATION OF AMERICA HOLDINGS • 2019 Proxy Statement	69

Laboratory Corporation of America® Holdings

358 South Main Street

Burlington, NC 27215

LABORATORY CORPORATION OF AMERICA HOLDINGS 358 SOUTH MAIN STREET BURLINGTON, NC 27215

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/LH2019

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	E41358-P07376	KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LABORATORY CORPORATION OF AMERICA HOLDINGS
The Board of Directors recommends you vote FOR each of the Nominees listed in the following proposal:
1. Election of the members of the Company’s Board of Directors.

Nominees:	For	Against	Abstain	The Board of Directors recommends you vote FOR the following proposals:	For	Against	Abstain

1a. Kerrii B. Anderson	☐	☐	☐	2. To approve, by non-binding vote, executive compensation.	☐	☐	☐
1b. Jean-Luc Bélingard	☐	☐	☐		For	Against	Abstain
1c. D. Gary Gilliland, M.D., Ph.D.	☐	☐	☐	3. Ratification of the appointment of PricewaterhouseCoopers LLP as Laboratory Corporation of America Holdings’ independent registered public accounting firm for 2018.	☐	☐	☐
1d. David P. King	☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

1e. Garheng Kong, M.D., Ph.D.	☐	☐	☐

1f. Peter M. Neupert	☐	☐	☐
1g. Richelle P. Parham	☐	☐	☐
1h. Adam H. Schechter	☐	☐	☐
1i. R. Sanders Williams, M.D.	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.			☐

Note: Please sign exactly as your name(s) appear(s) above. When signing as an executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Date and promptly return the card in the envelope provided.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E41359-P07376

STOCKHOLDERS’ PROXY SOLICITED BY THE BOARD OF DIRECTORS OF

LABORATORY CORPORATION OF AMERICA HOLDINGS

To: LABORATORY CORPORATION OF AMERICA HOLDINGS

I appoint Sandra D. van der Vaart and Glenn A. Eisenberg, individually and together, as my proxies, with power of substitution, to vote all of my LABORATORY CORPORATION OF AMERICA HOLDINGS common stock at the Annual Meeting of Stockholders of LABORATORY CORPORATION OF AMERICA HOLDINGS to be held online at www.virtualshareholdermeeting.com/LH2019 on Thursday, May 9, 2019 at 9:00 a.m., Eastern Daylight Time, and at any adjournment or postponement of the meeting.

My proxies will vote the shares represented by this proxy as directed on the other side of this card, but in the absence of any instructions from me, my proxies will vote “FOR” the election of all the nominees listed under Item 1 and “FOR” Items 2 and 3. My proxies may vote according to their discretion on any other matter which may properly come before the meeting. I may revoke this proxy prior to its exercise.

Please sign and date the other side of the card.

(Please fill in the appropriate boxes on the other side.)

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)